This CREDIT AGREEMENT (this "Agreement"), dated as of  December 17, 2004
                                  ---------
among MEASUREMENT SPECIALTIES, INC., a New Jersey corporation ("Borrower"); the
                                                                --------
other US Credit Parties signatory hereto; WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and as Lender, JPMORGAN CHASE BANK, N.A., as Documentation Agent and as Lender, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender,
                                          ----------
and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

     WHEREAS, Borrower has requested that Lenders extend revolving and term credit facilities to Borrower of up to Thirty Five Million Dollars ($35,000,000) in the aggregate for the purpose of funding a portion of the Humirel Acquisition and refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower and (c) funds for other purposes permitted hereunder, including Permitted Acquisitions; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

     WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and real property; and

     WHEREAS, certain Subsidiaries of Borrower are willing to guarantee all of the obligations of Borrower to Agent and Lenders under the Loan Documents and to grant to Agent, for the benefit of Agent and Lenders, a security interest in substantially all of its assets to secure such guaranty; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other
                    -------
Loan Documents, the rules of construction set forth in Annex A shall govern.
                                                       -------
All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are
 ----------
incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

          1.1  Credit Facilities.
               -----------------

          (a)  Revolving Credit Facility.
               -------------------------

              (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro
                                         ------------------------
Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may borrow, repay and reborrow under this Section
                                                                     -------
1.1(a); provided that the amount of any Revolving Credit Advance to be made at
------  --------
any time shall not exceed Borrowing Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified
                                       ------------
therein. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be
                                 ----------------------------------
given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such
   ----------------
Exhibit and such other information as may be required by Agent; provided that unless otherwise consented to by Agent Borrower shall not be entitled to give a Notice of Revolving Credit Advance more than once in any calendar week. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).
                                               --------------

               (ii) Except as provided in Section 1.12, Borrower shall execute
                                          ------------
and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a
                                              -----------------
"Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note
 --------------                          ---------------
shall represent the obligation of Borrower to pay the amount of Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section
                                                                     -------
1.5. The entire unpaid balance of the Revolving Loan and all other
---
non-contingent Obligations (other than Rate Management Obligations) shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)  Term Loan.
               ---------

               (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "Term Loan") on the Closing Date
                                               ---------
to Borrower in the original principal amount of its Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of
Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and,
--------------          ---------                        ----------
except as provided in Section 1.12, Borrower shall execute and deliver each
                      ------------
Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.
                                                                 -----------

          Borrower shall repay the principal amount of the Term Loan (a) in nineteen equal quarterly installments, each in the amount of $500,000, on the first day of March, June,

September and December of each year, commencing March 1, 2005, and (b) in a final installment due on December 17, 2009 shall be in the amount of $10,500,000 or, if different, the remaining principal balance of the Term Loan.

               (ii) Notwithstanding Section 1.2(b)(ii), the aggregate
                                    ------------------
outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

               (iii) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

          (c)  Reliance on Notices. Agent shall be entitled to rely upon, and
               -------------------
shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

          1.2  Letters of Credit. Subject to and in accordance with the terms
               -----------------
and conditions contained herein and in Annex B, Borrower shall have the right
                                       -------
to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

          1.3 Prepayments.
              -----------

          (a) Voluntary Prepayments. Borrower may at any time on at least 5
              ---------------------

days' prior written notice to Agent voluntarily prepay all or part of the Term Loan; provided that any such prepayments shall be in a minimum amount of
      --------
$500,000 and integral multiples of $250,000 in excess of such amount. In addition, Borrower may at any time on at least 10 days' prior written notice to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations (other than Rate Management Obligations) shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B. Any such voluntary prepayment and any such termination
                -------
of the Revolving Loan Commitment must be accompanied by the payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding
            --------------
breakage costs in accordance with Section 1.13(b). Upon any such prepayment and
                                  ---------------
termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be terminated. Any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the scheduled installments of the Term Loan in inverse order of maturity.

          (b) Mandatory Prepayments.
              ---------------------

               (i) If at any time the outstanding balances of the Revolving Loan exceed the Maximum Amount, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the
                                                                -------
extent required to eliminate such excess.

               (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding (a) proceeds of asset dispositions permitted by Section 6.8(a), (b) proceeds of asset dispositions permitted by Sections
   --------------                                                  --------
6.8(b) and (c) in an aggregate amount not exceeding $500,000 in any Fiscal
--------------
Year, and (c) proceeds of asset dispositions permitted by Sections 6.8(b) and
                                                          -------------------
(c) which are used to purchase Equipment, Fixtures or Real Estate to replace
---
the Equipment, Fixtures or Real Estate so disposed within 90 days of such disposition) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).
                                                    --------------

               (iii) If any Credit Party issues Stock (other than (A) Stock issued to finance all or a part of the purchase price of a Permitted Acquisition or (B) upon exercise of stock options or warrants issued pursuant to any employee benefit plan or compensation arrangement with directors, officers or employees) with aggregate proceeds in any Fiscal Year of greater than $1,000,000), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such excess proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).
                                               --------------

          (c) Application of Certain Mandatory Prepayments. Any prepayments
              --------------------------------------------
made by Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above and any
                             -------------------------------
prepayments from insurance or condemnation proceeds in accordance with Section
                                                                       -------
5.4(f) shall be applied as follows: first, to Fees and reimbursable expenses of
------                              -----
Agent then due and payable pursuant to any of the Loan Documents; second, to
                                                                  ------
interest then due and payable on the Term Loan; third, to prepay the scheduled
                                                -----
principal installments of the Term Loan in inverse order of maturity, until such Term Loan shall have been prepaid in full; fourth, to interest then due
                                                ------
and payable on the Revolving Credit Advances; fifth, to the outstanding
                                              -----
principal balance of Revolving Credit Advances until the same has been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash
          -----
collateral therefor in the manner set forth in Annex B, until all such Letter
                                               -------
of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. The Revolving Loan Commitment shall not be permanently
         -------
reduced by the amount of any such prepayments.

          (d) No Implied Consent. Nothing in this Section 1.3 shall be
              ------------------                   ----------
construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4 Use of Proceeds. Borrower shall utilize the proceeds of the Term
              ---------------
and the Revolving Loan solely for the Humirel Acquisition and the Refinancing Loan (and to pay any related transaction expenses), and for the financing of Borrower's ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

          1.5 Interest and Applicable Margins.
              -------------------------------

          (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

          From the Closing Date to and including the second anniversary of the Closing Date, the Applicable Margins are as follows:

     Applicable Revolver Index Margin   2.75%

     Applicable Revolver LIBOR Margin   4.50%

     Applicable Term Loan Index Margin  2.75%

     Applicable Term Loan LIBOR Margin  4.50%

     Applicable L/C Margin              4.50%


     From and after the second anniversary of the Closing Date, the Applicable Margins shall be as follows:

     Applicable Revolver Index Margin   2.50%

     Applicable Revolver LIBOR Margin   4.25%

     Applicable Term Loan Index Margin  2.50%

     Applicable Term Loan LIBOR Margin  4.25%

     Applicable L/C Margin              4.25%


          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

          (d) So long as any Event of Default has occurred and is continuing under Section 8.1 (h) or (i), or so long as any other Default or Event of
      -----------
Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the
  ------------
Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

          (e) Subject to the conditions precedent set forth in Section 2.2,
                                                               -----------
Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the
                ---------------
expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that
                       -----------

LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of
                                                            ---------
Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as
-----------------------
or converted into a LIBOR Loan until the earlier of (i) 30 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

          (f) Notwithstanding anything to the contrary set forth in this
Section 1.5,if a court of competent jurisdiction determines in a final order
-----------
that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the
                                     -------------------
Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e),
                                                  ---------------         ---
unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent
                                       --------------
jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a
   ------------
court of competent jurisdiction may otherwise order.

          1.6 [Intentionally Omitted]

          1.7 [Intentionally Omitted]

          1.8 Cash Management Systems. On or prior to the Closing Date,
              -----------------------
Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").
                                -------       -----------------------

          1.9 Fees.
              ----

          (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter of even date herewith between Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment
                 ---------------------
therein.

          (b) As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to one half percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which the such Fee is due.

          (c) If Borrower pays after acceleration or prepays all or any portion of the Term Loan or the Revolving Loan Commitment is terminated, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations (other than Rate Management Obligations) or if the Commitments are otherwise terminated, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as
                                                 ---------------------
defined below) multiplied by the sum of (i) the principal amount of the Term Loan paid after acceleration or prepaid, and (ii) if the Revolving Loan Commitment is terminated, the amount of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) one percent (1.00%), in the case of a prepayment on or prior to the second anniversary of the Closing Date, and (y) zero percent (0%), in the case of a prepayment after the second anniversary of the Closing Date. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments.

          (d) Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.
                                                 -------

          1.10 Receipt of Payments. Borrower shall make each payment under this
               -------------------
Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees, all payments shall be deemed received on the third Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          1.11 Application and Allocation of Payments.
               --------------------------------------

          (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and
                                                        --------------
(iii) mandatory prepayments shall be applied as set forth in Section 1.3(c). All
                                                             --------------
payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event or Default has occurred and is continuing or following the Commitment Termination Date (including all proceeds of Collateral), Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the

Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments (including all proceeds of Collateral), shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of
             -------
the other Loans and outstanding Letter of Credit Obligations; (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under
Section 11.3 but excluding Rate Management Obligations; and (5) to any Rate
------------                                          -
Management Obligations (on a ratable basis based upon respective amounts thereof).

          (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with
Section 5.4(a)) and interest and principal, other than principal of the
--------------
Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

          1.12 Loan Account and Accounting. Agent shall maintain a loan account
               ---------------------------
(the "Loan Account") on its books to record: all Advances and the Term Loan,
      ------------
all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations (other than Rate Management Obligations). All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording
          --------
shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations (other than Rate Management Obligations) from time to time owing to it.

          1.13 Indemnity.
               ---------

          (a) Each US Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives

(each, an "Indemnified Person"), from and against any and all suits, actions,
           ------------------
proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities");
                                                     -----------------------
provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section
                                                                -------
1.13(b), and such calculation shall be binding on the parties
-------
hereto unless Borrower shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14     Access.  Each Credit Party that is a party hereto shall,
                   ------
during normal business hours, from time to time upon 1 Business Day's prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate, and (so long as no Default or Event of Default has occurred and is continuing) after consultation and cooperation with such Credit Party, make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least 5 days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

          1.15     Taxes.
                   -----

          (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and
                                       ------------
without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent
                                                            ------------
or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

          (b) Each US Credit Party that is a signatory hereto shall indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate,
                   ------------
and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under
                      --------------
this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender
 ------------------------
under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

          (d) Treatment of Certain Refunds. If Agent or any Lender determines,
              ----------------------------
in its sole discretion, that it has received a refund of any amounts as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section with respect to the amounts giving rise to such refund), net of all out-of-pocket expenses of Agent or such Lender, as the case may be, and net of any taxes imposed on such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Parties, upon the request of Agent or such
         --------
Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Credit Parties or any other Person.

          1.16 Capital Adequacy; Increased Costs; Illegality.
               ---------------------------------------------

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).
                                                              ---------------

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within 15 days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts
                            ---------------
or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b),
                                  -------------------------    -------
Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender")
                                                          ------------------
for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the
--------
additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower's rights under this Section
                                              -------

1.16(d) shall terminate and Borrower shall promptly pay all increased costs or
-------
additional amounts demanded by such Affected Lender pursuant to Sections
                                                                --------
1.15(a), 1.16(a) and 1.16(b).
----------------------------

          1.17 Single Loan. All Loans to Borrower and all of the other
               -----------
Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

          1.18 Rate Management Agreements. On the Commitment Termination Date,
               --------------------------
notwithstanding any other provision of this Agreement to the contrary, the Credit Parties shall, after satisfying all other Obligations hereunder, provide cash collateral for any outstanding Rate Management Agreements (in an amount jointly determined by Agent and the applicable Rate Management Provider as sufficient to satisfy the reasonably estimated credit exposure with respect to such Rate Management Agreements) to be held by the applicable Rate Management Provider with respect to its Rate Management Obligations). For all purposes of this Agreement, including in connection with any distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Rate Management Provider unless such Rate Management Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

          2. CONDITIONS PRECEDENT

          2.1 Conditions to the Initial Loans. No Lender shall be obligated to
              -------------------------------
make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts
              --------------------------------
hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.
          -------

          (b) Repayment of Prior Lender Obligations; Satisfaction of
              ------------------------------------------------------
Outstanding L/Cs.  (i) Agent shall have received a fully executed original of a
----------------
pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrower and Prior
            -------
Lender.

          (c)     Approvals. Agent shall have received (i) satisfactory evidence
                  ---------
that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this

Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

          (d)     Opening Availability. Borrower shall have Borrowing
                  --------------------
Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently and not more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $10,000,000.

          (e)     Payment of Fees. Borrower shall have paid the Fees required to
                  ---------------
be paid on the Closing Date in the respective amounts specified in Section 1.9
                                                                   -----------
(including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (f)    Capital Structure: Other Indebtedness. The capital structure of
                 -------------------------------------
each Credit Party and the terms and conditions of all Indebtedness, equity and stockholder agreements, incentive or other employment agreements, tax agreements and other material contracts, organizational documents, management structure and composition of board of directors and board selection procedures of each Credit Party, and the tax effects resulting from the Humirel Acquisition, shall be acceptable to Agent in its sole discretion.

          (g) Due Diligence. Agent shall have completed its business,
              -------------
environmental and legal due diligence, including audits, appraisal, reference, background and credit checks, verification of collateral and vendor references.

          (h) Consummation of Related Transactions. Agent shall have received
              ------------------------------------
fully executed copies of the Humirel Acquisition Agreement and each of the otherfully Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel. The Humirel Acquisition and the other Related Transactions shall have been consummated in accordance with the terms of the Humirel Acquisition Agreement and the other Related Transactions Documents but for the payment of the cash purchase price payable pursuant to the Humirel Acquisition Agreement and delivery of various ancillary closing documents as disclosed by Borrower to Agent and Lenders.

          2.2 Further Conditions to Each Loan. Except as otherwise expressly
              -------------------------------
provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

          (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders, and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

          (c) (i) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the Maximum Amount; or

          (e) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), Borrower and its Subsidiaries on a consolidated basis shall have (i) a Senior Leverage Ratio not in excess of 2.0 to 1.0, and
(ii) a Total Leverage Ratio not in excess of 2.5 to 1.0, in each case, calculated using EBITDA for the twelve Fiscal Month period ended at the end of Fiscal Month for which financial statements have most recently been required to delivered to Agent pursuant to paragraph (a) of Annex E prior to the date of
                                                -------
such Advance (or the incurrence of any Letter of Credit Obligations).

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a
                                     -----------
reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the US Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1 Corporate Existence; Compliance with Law. Each Credit Party (a)
              ----------------------------------------
is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in
-------------------------
good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing
              ---------------------------------------------
Date, the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and none of such locations has changed within 12
-------------------------
months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists
                                                ------------------------
the federal employer identification number of each Credit Party.

          3.3 Corporate Power, Authorization, Enforceable Obligations. The
              -------------------------------------------------------
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained,
                     --------------
made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

          3.4 Financial Statements and Projections. Except for the Projections,
              ------------------------------------
all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached
              --------------------
hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:
          ----------------------------

               (i) The audited consolidated and consolidating balance sheets at March 31, 2002, 2003 and 2004 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Grant Thornton LLP.

               (ii) The unaudited balance sheets at June 30, 2004 and September 30, 2004 and the related statements of income and cash flows of Borrower and its Subsidiaries for the fiscal periods then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and
              ---------
attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrower giving
                   ----------------------------
pro forma effect to the Related Transactions, was based on the unaudited
---------
consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated September 30, 2004 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP, except to the extent otherwise disclosed on Disclosure Schedule (3.4(b)).
                                     ----------------------------

          (c) Projections. The Projections delivered on the date hereof and
              -----------
attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrower
                   ----------------------------
in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the five year period beginning on October 1, 2004 on a month-by-month. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein, except to the extent otherwise disclosed therein

          3.5 Material Adverse Effect. Between March 31, 2004 and the Closing
              -----------------------
Date, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that , alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between March 31, 2004 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6 Ownership of Property; Liens. As of the Closing Date, the real
              ----------------------------
estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of
         -----------             -------------------------
the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such
                            -------------------------
leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate
                    -------------------------
with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances.

          3.7 Labor Matters. As of the Closing Date (a) no strikes or other
              --------------
material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to
                       -------------------------
or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no
    ---------------------
organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are
                                            -------------------------
no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and
              ------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.8), as of the
------------                          -------------------------
Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (other than Borrower) is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule
         -------------------------                         -------------------
(3.8), there are no outstanding rights to purchase, options, warrants or
-----
similar rights or agreements pursuant to which any Credit Party (including Borrower) may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)). As of the Closing Date,
   -----------            --------------------------
Entran Military is an inactive Subsidiary and does not have any assets or any Indebtedness or Guaranteed Indebtedness and does not conduct any business or operations.

          3.9 Government Regulation. No Credit Party is an "investment company"
              ---------------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal

Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10 Margin Regulations. No Credit Party is engaged, nor will it
               ------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). None of the proceeds of the Loans or
                       ------------
other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11 Taxes. All tax returns, reports and statements, including
               -----
information returns, required by any Governmental Authority ("Tax Returns") to
                                                              -----------
be filed by any Credit Party have been filed with the appropriate Governmental Authority; all such Tax Returns are true, correct and complete in all material respects; and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section
                                                                      -------
5.2(b). There are no Liens for Charges (other than for current Charges not yet
------
due and payable) upon the assets of any Credit Party. No adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority and, to the knowledge of each Credit Party, no basis exists for any such adjustment. Proper and accurate amounts have been withheld by each Credit Party from its respective employees, independent contractors, creditors, members, partners and other third parties for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable
--------------------------
years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as indicated on Disclosure Schedule (3.11), all Charges
                                    --------------------------
that have been claimed, proposed, asserted or assessed against any Credit Party (or with respect to any of their assets) have been fully paid or finally settled. Except as described in Disclosure Schedule (3.11), no Credit Party has
                                --------------------------
executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

          3.12 ERISA.
               -----

          (a) Disclosure Schedule (3.12) lists all Plans and separately
              --------------------------
identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans in effect as of the Closing Date. Copies of all such listed Plans, together with a copy of the latest form. IRS/DOL 5500-series for each such Plan have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975
 ----------------------
of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or
Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title
                                     --------------------------
IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

          3.13 No Litigation.
               -------------

          (a) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that
                                                   ----------
challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as
                                                --------------------------
of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $100,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

          (b) Borrower has fully and finally settled the Class Action Litigation and paid all amounts payable by it in connection with such settlement and has no further liabilities or obligations, contingent or otherwise, relating to the Class Action Litigation. Borrower has fully and finally settled the SEC Investigation and paid all amounts payable by it in connection with such settlement and has no further liabilities or obligations, contingent or otherwise, relating to the SEC Investigation.

          3.14 Brokers. No broker or finder acting on behalf of any Credit
               -------
Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15 Intellectual Property. As of the Closing Date, each Credit Party
               ---------------------
owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure
                                                                     ----------
Schedule (3.15). Each Credit Party conducts its business and affairs without
---------------
infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule
                                                       -------------------
(3.15), no Credit Party is aware of any infringement claim by any other Person
------
with respect to any Intellectual Property.

          3.16 Full Disclosure. No information contained in this Agreement, any
               ----------------
of the other Loan Documents, any Projections, Financial Statements or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

          3.17     Environmental Matters.
                   ---------------------

          (a) Except as set forth in Disclosure Schedule (3.17), as of the
                                     --------------------------
Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000;
(ii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (iii) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000, and all such Environmental Permits are valid, uncontested and in good standing; (iv) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (v) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vi) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (vii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18 Insurance. Disclosure Schedule (3.18) lists all insurance
               ---------  --------------------------
policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19)
               ---------------------------------  --------------------------
lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          3.20 Government Contracts. Except as set forth in Disclosure Schedule
               --------------------                         -------------------
(3.20),  as  of  the Closing Date, no Credit Party is a party to any contract or
------
agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21     Customer and Trade Relations.  As of the Closing Date, there exists no
         ----------------------------
actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party or the business relationship of any Credit Party with any supplier material to its operations.

          3.22 Agreements and Other Documents. As of the Closing Date, each
               ------------------------------
Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure
                                                                      ----------
Schedule  (3.22): any supply agreements and purchase agreements, leases or other
----------------
agreements or licenses and permits, in each case, the absence of which could be reasonably likely to have a Material Adverse Effect; and instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto.

          3.23 Solvency. Both before and after giving effect to (a) the Loans
               --------
and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Humirel Acquisition, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

          3.24 Humirel Acquisition Agreement. As of the Closing Date, Borrower
               -----------------------------
has delivered to Agent a complete and correct copy of the Humirel Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith) and all of conditions to consummation of the Humirel Acquisition (other than payment of the purchase price and delivery of various ancillary closing documents as disclosed by Borrower to Agent and Lenders) in accordance with the terms of the Humirel Acquisition Agreement (including execution and delivery all documents required to delivered pursuant thereto or in connection therewith) have been satisfied by the parties thereto. No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Humirel Acquisition Agreement complies with, and the Humirel Acquisition will be consummated in accordance with, all applicable laws, no later than three Business Days after the Closing Date. The Humirel Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Humirel Sellers, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Humirel Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Humirel Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of the Humirel Sellers' representations or warranties in the Humirel Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in the Humirel Acquisition Agreement is true and correct in all material respects.

4.     FINANCIAL STATEMENTS AND INFORMATION

          (a) Reports and Notices. Each US Credit Party executing this
              -------------------
Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.
                                                            -------

          4.2 Communication with Accountants. Each US Credit Party executing
              ------------------------------
this Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Grant Thornton LLP, and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.     AFFIRMATIVE COVENANTS

          Each US Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Except as
              ------------------------------------------------
contemplated by the European Reorganization, each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).
                                              -------------------------

          5.2 Payment of Charges.
              ------------------

          (a) Subject to Section 5.2(b), each Credit Party shall pay and
                         --------------
discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees,
(ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such
   -------------
contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer
                                                 --------------
met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          5.3 Books and Records. Each Credit Party shall keep adequate books
              -----------------
and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure
                                                             ----------
Schedule (3.4(a)). Each Credit Party shall record all intercompany transactions
-----------------
on its books and records in a manner reasonably satisfactory to Agent.

          5.4 Insurance; Damage to or Destruction of Collateral.
             -------------------------------------------------

          (a) Coverage. Without limiting any of the other obligations or
              --------
liabilities of the Credit Parties under this Agreement, the Credit Parties shall, during the term of this Agreement, carry and maintain, at their own expense, at least the minimum insurance coverage set forth in this Section 5.4.
                                                                   -----------
The Credit Parties shall also carry and maintain any other insurance that Agent may reasonably require from time to time. All insurance carried pursuant to this Section 5.4 shall be placed with such insurers having a minimum A.M. Best
     -----------
rating of A:X (or as may be otherwise agreed by Agent) and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to Agent. The insurance required to be carried and maintained by the Credit Parties hereunder shall, in all events, include the following:

               (i) All Risk Property Insurance. The Credit Parties shall
                   ---------------------------
maintain, all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written on a replacement cost basis in an amount acceptable to Agent. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage; and

               (ii) Business Interruption Insurance. As an extension of the
                    -------------------------------
insurance required under paragraph (a)(i), the Credit Parties shall maintain, business interruption insurance in an amount equal to 12 months projected net profits, and continuing expenses (including the debt service payments due on the loan). The insurance shall include coverage for contingent business interruption arising from loss or damage to property and equipment of major suppliers and customers of the Credit Parties. Such insurance shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include extra expense coverage. Deductibles shall not exceed thirty (30) days; and

               (iii) Comprehensive or Commercial General Liability Insurance.
                     -------------------------------------------------------
The Credit Parties shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, independent contractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by law; and

               (iv) Workers' Compensation/Employer's Liability Insurance. The
                    ----------------------------------------------------
Credit Parties shall maintain (i) Workers' Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Credit Parties while at work or in the scope of his employment with the Credit Parties and (ii), Employer's Liability in an amount not less than $1,000,000. Such coverage shall not contain any occupational disease exclusions; and

               (v) Automobile Liability Insurance. The Credit Parties shall
                   ------------------------------
maintain Automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000; and

               (vi) Excess/Umbrella Liability Insurance. The Credit Parties
                    -----------------------------------
shall maintain excess or umbrella liability insurance written on an occurrence basis in an amount not less than $25,000,000 providing coverage limits excess of the insurance limits required under paragraphs (a)(iii), and (a)(iv), employer's liability only, and (v). Such insurance shall follow form the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law; and

               (vii) Aircraft Products Liability Insurance. The Credit Parties
                     -------------------------------------
shall maintain aircraft products liability insurance written in an amount not less than $10,000,000.

          (b) Endorsements. The Credit Parties shall cause all insurance
              ------------
policies carried and maintained in accordance with this Section 5.4 to be
                                                        -----------
endorsed as follows:

               (i) Agent and Lenders shall be an additional insureds, with Agent as loss payee, with respect to property policies described in paragraphs
(a)(i) and (a)(ii). Agent and Lenders shall be additional insureds with respect to liability policies described in paragraphs (a)(iii), (a)(iv), and, to the extent allowed by law, (a)(v), (vi) and (vii). It shall be understood that any obligation imposed upon the Credit Parties, including the obligation to pay premiums, shall be the sole obligation of the Credit Parties and not that of Agent and Lenders; and

               (ii) With respect to property policies described in paragraphs
(a)(i) and (a)(ii), the interests of Agent and Lenders shall not be invalidated by any action or inaction of the Credit Parties or any other person, and shall insure Agent and Lenders regardless of any breach or violation by the Credit Parties or any other person, of any warranties, declarations or conditions of such policies; and

               (iii) Inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

               (iv) The insurers thereunder shall waive all rights of subrogation against Agent and Lenders, any right of setoff or counterclaim, and any other right to deduction, whether by attachment or otherwise; and

               (v) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Agent and Lenders; and

               (vi) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Credit Parties or the carrier which affect the interests of Agent and Lenders, such cancellation or change shall not be effective as to Agent and Lenders until 30 days (ten (10) days in the case of non-payment of premium) after receipt by Agent of written notice sent by registered mail from such insurer.

          (c) Certifications. On the Closing Date, and at each policy renewal,
             --------------
but not less than annually, the Credit Parties shall provide to Agent a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in Section 5.4(b) above for such insurance required for this Section 5.4.
                            ------------

          (d) Insurance Report. Concurrently with the furnishing of all
              ----------------
certificates referred to in this Section 5.4, the Credit Parties shall furnish
                                 -----------
Agent with a letter from an independent insurance broker, acceptable to Agent, stating that (i) all premiums then due by the Credit Parties have been paid,
(ii) in the opinion of such broker, the insurance then maintained by the Credit Parties is in compliance with this Section5.4, (iii) the endorsements in
                                   ----------
Section 5.4(b) above, have been or shall soon be, endorsed to the Credit
--------------
Parties' relevant insurance policies and (iv) upon its first knowledge, such broker shall advise Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Credit Parties hereunder.

          (e) General. Upon request, the Credit Parties shall furnish Agent
              -------
with copies of all insurance policies, binders and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 5.4 or any provision of this Agreement shall impose
                  -----------
on Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Credit Parties, nor shall Agent or any Lender be responsible for any representations or warranties made by or on behalf of the Credit Parties to any insurance broker, company or underwriter. Agent, at its sole option, may obtain such insurance if not provided by the Credit Parties and in such event, the Credit Parties shall reimburse Agent upon demand for the cost thereof together with interest.

          (f) Power of Attorney. Each of the Credit Parties irrevocably makes,
              -----------------
constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as its true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing its name on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. The Credit Parties shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c), or permit or require the Credit
                               --------------
Parties to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $5,000,000 in the aggregate, Agent shall permit the Credit Parties to replace, restore, repair or rebuild the property; provided that if the Credit Parties has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section
                                                                    -------
1.3(c). All insurance proceeds that are to be made available to the Credit
------
Parties to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a reserve against the Borrowing Availability in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Credit Parties to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) the Credit Parties shall request a Revolving Credit Advance in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section
                                                                        -------
1.3(c).
------

          5.5 Compliance with Laws. Each Credit Party shall comply with all
              --------------------
federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6 Supplemental Disclosure. From time to time as may be reasonably
             ------------------------
requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan

Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule
          --------
or representation shall amend, supplement or otherwise modify the term Disclosure Schedule as used herein or any or representation with respect thereto, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

          5.7 Intellectual Property. Each Credit Party will conduct its
              ---------------------
business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8 Environmental Matters. Each Credit Party shall and shall cause
              ---------------------
each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

          5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and
              ---------------------------------------------------------------
Real Estate Purchases. Borrower shall use its best efforts to obtain a
---------------------
landlord's agreement from the lessor of its leased property located in Hampton, Virginia and Fairfield, New Jersey within thirty (30) days following the Closing Date. Each US Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property (other than Hampton, Virginia and Fairfield, New Jersey), mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located having a fair market value of greater than $500,000, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no Collateral having a fair market value of greater than $500,000 shall be located at any real property or warehouse space leased by any US Credit Party or shall be shipped to a processor or converter under arrangements established after the Closing Date unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location, unless otherwise required by Agent. Each US Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any US Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

          5.10 Key Man Life Insurance. Within one hundred twenty (120) days
               ----------------------
following the Closing Date, Borrower shall obtain, and thereafter maintain in full force and effect, with an insurance company satisfactory to Agent, a key man life insurance policy insuring the life of Frank Guidone in an amount no less than $5,000,000, naming Agent as beneficiary under such insurance policy and assigned to Agent by Borrower (which assignment will be consented to by the issuer of such insurance), and otherwise terms reasonably satisfactory in all respects to Agent. Borrower hereby assigns to Agent, and grants to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon, all right, title and interest of Borrower in and to such policy and all proceeds thereof, to secure the Obligations, and such assignment and grant continue without any diminution thereof and remain in full force and effect. Upon receipt by Agent of any cash proceeds of such key man life insurance, Agent may at its option apply such proceeds to the prepayment of principal of the Loans in accordance with Section 1.3(c). In the event any payment of such insurance
                   --------------
proceeds is later rescinded, revoked or reduced or must otherwise be restored or returned for any reason, any such payment or prepayment of any Obligations shall be reinstated and deemed reduced only by such proceeds paid and not rescinded, reduced or returned. At any time and from time to time, upon the written request of Agent and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of such assignment and security interest and of the rights and powers herein granted.

          5.11 ERISA. Each Credit Party shall comply in all material respects
               -----
with the applicable provisions of ERISA and the IRC, except to the extent such failure to company, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Affect. Each Credit Party shall furnish to Agent written notice as soon as possible, and in any event within 10 Business Days after any Credit Party knows or has reason to know, of: (a) a material increase in the benefits of any existing Plan, the establishment of any new Plan, or the commencement of contributions to any Plan; or (b) an ERISA Event, together with a statement of an officer setting forth the details of such ERISA Event and action which the Credit Parties propose to take with respect thereto. The Credit Parties shall furnish to Agent, within 30 Business Days after the filing thereof with the Department Of Labor, IRS or PBGC, copies of each annual report (Form 5500 series) filed for each Plan . The Credit Parties shall furnish to

Agent, within 30 days after receipt by any Credit Party or ERISA Affiliate, copies of each actuarial report for each Title IV Plan or Multiemployer Plan and each annual report for any Multiemployer Plan.

          5.12 Foreign Subsidiaries. If Borrower shall at any time consolidate
               --------------------
its and any of its Foreign Subsidiaries' financial statements for US tax-reporting purposes on a world-wide basis, at the request of Agent, Borrower shall cause such Foreign Subsidiary to execute and deliver to Agent (a) a Guaranty in form and substance reasonably satisfactory to Agent, guarantying the Obligations under the other Loan Documents, and (b) Collateral Documents in form and substance reasonably satisfactory to Agent, granting to Agent a Lien over such Foreign Subsidiary's properties and assets, in each case, to the extent such Guaranty or Collateral Document is not prohibited by the law of the jurisdiction of formation of such Foreign Subsidiary, and shall cause the pledge of all of the Stock of such Foreign Subsidiary to Agent to secure all of the Obligations. In making any request under the immediately preceding sentence, Agent shall, so long as no Default or Event of Default has occurred and is continuing, exercise reasonable credit judgment and take into consideration the costs associated therewith in relation to the value or importance of such Guaranty or Collateral Documents. The security interests required to be granted pursuant to this Section shall be valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Permitted Encumbrances. The Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times, and such other actions shall be taken, as are required by law to establish, perfect, preserve and protect the Liens, in favor of Agent, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by Borrower and such Foreign Subsidiary. At the time of the execution and delivery of the additional documents, Borrower shall cause to be delivered to Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title, stock certificates and other related documents as may be reasonably requested by Agent to assure itself that this Section has been complied with.

          5.13 Further Assurances. Each US Credit Party executing this
               ------------------
Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

          5.14 Entran Military. Within 45 days after the Closing Date, Borrower
               ---------------
will cause Entran Military to be dissolved or merged into Entran Devices, and shall provide to Agent copies of all documents and filings effecting such merger or dissolution.

          5.15 European Reorganization. Within 60 days after the Closing Date,
               -----------------------
Borrower will cause the European Reorganization to be competed (and thereafter all of the Stock of Borrower's Foreign Subsidiaries shall at all times be directly or indirectly owned by Intermediate Holdings), and shall provide to Agent copies of all documents and filings effecting such transactions.

          5.16 Kenabell Holding; Intermediate Holdings. Within three (3)
               ---------------------------------------
Business Days after the Closing Date, Borrower will (a) cause the transfer of the shares of Kenabell Holding from Borrower to Intermediate Holdings, and the pledge of such shares to Agent as Collateral, to be duly registered in the share registry of Kenabell Holdings, and to be filed a copy of such share register at the Companies Registry in the British Virgin Islands, (b) provide to Agent copies of all documents and filings effecting such transactions, (c) provide to Agent the original stock certificate(s) for all of the shares of Stock of Kenabell Holding (which certificate(s) shall be issued in the name of Intermediate Holdings), together with stock powers for such certificate(s) executed in blank by Intermediate Holdings, (d) provide to Agent the original stock certificate(s) for all of the shares of Stock of Intermediate Holdings (which certificate(s) shall be issued in the name of Borrower), together with stock powers for such certificate(s) executed in blank by Borrower, and (e) provide to Agent the original intercompany notes issued by Kenabell Holding and MSI Sensors (Asia) Limited.

6.     NEGATIVE COVENANTS

          Each US Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or
              --------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except (i) any wholly-owned Domestic Subsidiary of Borrower (other than IC Sensors, Elekon, Entran Devices and Intermediate Holdings) may merge with and into Borrower or another wholly-owned Domestic Subsidiary of Borrower (so long as Borrower is the surviving entity in any merger involving Borrower),
(ii) Entran Devices may merge with and into Entran Devices LLC (so long as Entran Devices LLC is the surviving entity) and (iii) any wholly-owned Foreign Subsidiary of Borrower may merge with another wholly-owned Foreign Subsidiary of Borrower. Notwithstanding the foregoing, Borrower, may acquire all or substantially all of the assets or Stock of any Person (the "Target") (in each
                                                             ------
case, a "Permitted Acquisition") subject to the satisfaction of each of the
         ---------------------
following conditions:

               (i) Agent shall receive at least 20 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

               (ii) such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by the Credit Parties as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

               (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

               (iv) no additional Indebtedness or Guaranteed Indebtedness shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except to the extent such Indebtedness or Guaranteed Indebtedness is permitted under Section 6.3 or Section 6.6;
      -----------    -----------

               (v) the purchase price and all other amounts payable by the Credit Parties in connection with any single Permitted Acquisition, including all transaction costs and Loans made hereunder related thereto, shall not exceed $40,000,000 (and, with respect to Permitted Acquisitions by Foreign Subsidiaries of Borrower, such purchase price shall be paid from cash and cash equivalents of the Foreign Subsidiaries prior to use of cash and cash equivalents of the Borrower and its Domestic Subsidiaries);

               (vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

               (vii) at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto by a US Credit Party or in the assets and Stock of the Target which is a US Credit Party (and in 66% of Stock held by the US Credit Parties of any Target which is a Foreign Subsidiary of a US Credit Party), and the Credit Parties and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

               (viii) Concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Agent, in form and substance
----------
reasonably satisfactory to Agent:


                    (A) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which
      ---------------------
     shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Borrower and its Subsidiaries would have had (1) a Senior Leverage Ratio not in excess of
     2.0 to 1.0, and (2) a Total Leverage Ratio not in excess of 2.5 to 1.0, in each case, calculated using EBITDA for the twelve Fiscal Month period ended at the end of Fiscal Month for which financial statements have most recently been required to delivered to Agent pursuant to paragraph (a) of Annex E prior to the consummation of such Permitted Acquisition (as
     -------
     adjusted for such Permitted Acquisition in accordance with clause (y) of the second sentence of the definition of EBITDA and Section 6.1(viii)(D)
                                                         --------------------
     below) and calculated using Senior Indebtedness and Indebtedness, as applicable, after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as of the date of such Permitted Acquisition, (y) Borrowing Availability (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith) shall be no less than $5,000,000, and

     (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in
                            -------
     the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after
     -------
     giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                    (B) updated versions of the most recently delivered Projections covering the 1 year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical
                       -----------------------
     financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition, which shall include a projected income statement of the Target for such period which demonstrates that the projected EBITDA of the Target for such period is positive;

                    (C) a certificate of the Borrower executed by the Chief Executive Officer of Borrower to the effect that: (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition, and (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrower and its Subsidiaries subsequent to the date thereof based upon the historical performance of Borrower and its Subsidiaries and the Target and show that
     (i) Borrower shall continue to be in compliance with the financial covenants set forth in Annex G for the 1-year period thereafter and (ii)
                            -------
     the projected EBITDA of the Target for the 1-year period thereafter is positive; and

                    (D) a certificate of the Borrower executed by the Chief Executive Officer of Borrower as to the historical EBITDA of the Target for each of the 12 Fiscal Months prior to the date of such Permitted Acquisition, which are proposed to be included in the calculation of Borrower's consolidated net income in calculating EBITDA for any such period, provided the methodology of calculating such amounts shall be reasonably satisfactory to Agent;

               (ix) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in the last sentence of Section5.9; and
            ----------

               (x) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

          6.2 Investments; Loans and Advances. Except as otherwise expressly
              -------------------------------
permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) so long as Agent has not delivered an Activation Notice, no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in Permitted Investments; (d) capital contributions by any US Credit Party to any wholly-owned direct Domestic Subsidiary thereof; (e) capital contributions by any Foreign Subsidiary of Borrower to any wholly-owned direct Foreign Subsidiary thereof; (f) capital contributions by any US Credit Party to any wholly-owned direct Foreign Subsidiary thereof permitted under clause (i) of Section 6.3; and (g) Credit
                                                 -----------
Parties may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 to any employee and not to exceed $250,000 in the aggregate at any time outstanding. No Credit Party shall permit the Foreign Subsidiaries to have cash or cash equivalents which at any time exceed in the aggregate the lesser of (i) $40,000,000, and (ii) an amount equal to EBITDA of the Borrower and its Subsidiaries for the twelve Fiscal Month period ended at the end of Fiscal Month for which financial statements have most recently been required to delivered to Agent pursuant to paragraph (a) of Annex E.
                                                -------

          6.3 Indebtedness. No Credit Party shall create, incur, assume or
              ------------
permit to exist any Indebtedness, except (without duplication) (a) Indebtedness secured by purchase money security interests and Capital Leases permitted in
Section 6.7(c); (b) the Loans and the other Obligations; (c) unfunded pension
--------------
fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (d) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings,
                          -------------------------
amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified; (e) Indebtedness specifically permitted under Section 6.17; (f) the Closing Date
                                          ------------
Earnouts and other unsecured Subordinated Debt and unsecured Indebtedness consisting of Earnouts, in each case, incurred by the Credit Parties to finance the purchase price of a Permitted Acquisition at the time of closing of such Permitted Acquisition; (g) Indebtedness of the Foreign Subsidiaries of Borrower (other than Kenabell, Measurement Limited, MSI Sensor (Asia) Limited, MSI Sensor (China) Limited or any other Foreign Subsidiary organized under the laws of Hong Kong or The Peoples Republic of China), including any such Indebtedness described in Disclosure Schedule (6.3) and refinancings, amendments or
             -------------------------
modifications thereof, in an aggregate outstanding principal amount not exceeding $15,000,000 at any time; (h) Indebtedness consisting of intercompany loans and advances made by Borrower to any other US Credit Party that is a Guarantor or by any such Guarantor to Borrower or by any Foreign Subsidiary of Borrower to another Foreign Subsidiary of Borrower or by any Foreign Subsidiary of Borrower to any US Credit Party; (i) Indebtedness consisting of intercompany loans and advances made by any US Credit Party to any Foreign Subsidiary of Borrower and capital contributions by any US Credit Party to any wholly-owned direct Foreign Subsidiary thereof, provided that, with respect to this
                                   --------
clause (i), (A) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or capital contribution, (B) Borrower shall have Borrowing Availability of not less than $1,000,000 after giving effect to such intercompany loan or capital contribution, and (C) the aggregate amount of such intercompany loans and capital contributions made after the Closing Date by the US Credit Parties to the Foreign Subsidiaries of Borrower (net of loan repayments, dividends and distributions made after the Closing Date by the Foreign Subsidiaries of Borrower to US Credit Parties) shall not exceed $2,000,000 (excluding any such intercompany loans and capital contributions made to finance Permitted Acquisitions or Capital Expenditures permitted hereunder); and (j) Indebtedness consisting of deferred payments of insurance premiums incurred in the ordinary course of business. Any Credit Party receiving any intercompany loan under the foregoing clauses (h) or (i), shall have executed and delivered to any Credit Party making such loan or advance, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness, which
 ------------------
Intercompany Notes shall be (x) in form and substance reasonably satisfactory to Agent and any Intercompany Notes held by a US Credit Party shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations and (y) subordinated to the Obligations of the Credit Parties hereunder in a manner reasonably satisfactory to Agent.

          6.4 Affiliate Transactions. Except as otherwise expressly permitted
              ----------------------
in this Section 6 with respect to Affiliates, no Credit Party shall enter into
        ---------
or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).
             ---------------------------

          6.5 Capital Structure and Business. No Credit Party shall (a) make
              ------------------------------
any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any
             -------------------------
shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided, that Borrower may issue or sell its common Stock and warrants or other securities convertible into its common Stock so long as (i) the proceeds thereof are applied in prepayment of the Obligations to the extent required by Section 1.3(b)(iii),
                                                        -------------------
and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

          6.6 Guaranteed Indebtedness. No Credit Party shall create, incur,
              -----------------------
assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

          6.7 Liens. No Credit Party shall create, incur, assume or permit to
              -----
exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on
              ------------------------
Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals
-------------------------
thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to
                --------
such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) Liens securing Indebtedness of certain Foreign Subsidiaries of Borrower permitted under Section 6.3(g); provided such Liens
                                         --------------
only encumber assets of such Foreign Subsidiaries. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

          6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer,
              ------------------------
convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete, (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate having a value not exceeding $500,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year, and (d) transfers of the stock of Entran SA contemplated by the European Reorganization. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to
           --------------
release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

          6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA
              -----
Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          6.10 Financial Covenants. Borrower shall not breach or fail to comply
               -------------------
with any of the Financial Covenants.

          6.11  Hazardous Materials.  No Credit Party shall cause or permit
                -------------------
a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

          6.12  Sale-Leasebacks.  No Credit Party shall engage in any
                ---------------
sale-leaseback, synthetic lease or similar transaction involving any of its assets.

          6.13  Cancellation of Indebtedness.  No Credit Party shall cancel any
                ----------------------------
claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          6.14  Restricted Payments.  No Credit Party shall make any Restricted
                -------------------
Payment, except (a) intercompany loans and advances between Borrower and its Subsidiaries to the extent permitted by Section 6.3, (b) dividends and
                                        ------------
distributions by Subsidiaries of Borrower paid to Borrower, (c) employee loans permitted under Section 6.2(g), (d) payments of principal and interest of
                --------------
Intercompany Notes issued in accordance with Section 6.3., (e) payments of
                                             -----------
principal of and interest on Subordinated Debt to the extent expressly permitted under the subordination provisions and agreements relating thereto, and (f) repurchase or redemption by Borrower of its Stock in an aggregate amount not exceeding $1,000,000 in any Fiscal Year and not exceeding $4,000,000 after the Closing Date.

          6.15  Change of Corporate Name or Location; Change of Fiscal Year.  No
                -----------------------------------------------------------
US Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the
                             --------
continental United States.  No Credit Party shall change its Fiscal Year.

          6.16  No Impairment of Intercompany Transfers.  No Credit Party shall
                ---------------------------------------
directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower, other than such restrictions under the Loan Documents and such restrictions on Foreign Subsidiaries of Borrower pursuant to documents evidencing Indebtedness of such Foreign Subsidiaries permitted under clause (g) of Section 6.3).
              -----------

          6.17  No Speculative Transactions.  No Credit Party shall engage in
                ---------------------------
any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18  Changes Relating to Humirel Acquisition Agreement.  Without the
                -------------------------------------------------
prior written consent of Agent, no Credit Party shall change or amend the terms of the Humirel Acquisition Agreement in any manner materially adverse to the Credit Parties.

          6.19  Intermediate Holdings.  Intermediate Holdings shall not engage
                ---------------------
in any trade or business, or own any assets (other than Stock of its Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

7.   TERM

          7.1   Termination.  The financing arrangements contemplated hereby
                -----------
shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations (other than Rate Management Obligations) shall be automatically due and payable in full on such date.

          7.2   Survival of Obligations Upon Termination of Financing
                -----------------------------------------------------
Arrangements.  Except as otherwise expressly provided for in the Loan Documents,
------------
no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the
                                                              --------
provisions of Section 11, the payment obligations under Sections 1.15 and 1.16,
              ----------                                ----------------------
and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1   Events of Default.  The occurrence of any one or more of the
                -----------------
following events (regardless of the reason therefor) shall constitute an "Event
                                                                          -----
of Default" hereunder:
----------

          (a) Borrower (i) fails to make any payment of principal of the Loans when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations within 5 days of the due date or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.15, 5.16 or 6, or any of
                         ------------------------------------------
the provisions set forth in Annexes C or G, respectively.
                            --------------

          (c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annex E, and the same
              ---------                                -------
shall remain unremedied for 3 days or more.

          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this
Section 8.1) and the same shall remain unremedied for 20 days or more.
-----------

          (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

          (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding by a court of competent jurisdiction.

          (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets,
(iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l)  Any Change of Control occurs.

          (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any owned or leased facility of Borrower generating more than 20% of Borrower's revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 20 days.

          (n) The Humirel Acquisition (including payment of the purchase price and transfer of the Shares (as defined in the Humirel Acquisition Agreement) to the Credit Parties) shall fail to be consummated in accordance with the terms of the Humirel Acquisition Agreement within three Business Days after the Closing Date.

           Remedies.
           --------

          (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations (other than Rate Management Obligations), including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B
                                                                       -------
and require that the Rate Management Obligations be cash collateralized as provided in Section 1.18, all without presentment, demand, protest or further
            ------------
notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately
----------------------
terminated and all of the Obligations (other than Rate Management Obligations), including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3  Waivers by Credit Parties.  Except as otherwise provided for in
               -------------------------
this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard,
(b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

          9.1  Assignment and Participations.
               -----------------------------

          (a)  Subject to the terms of this Section 9.1, any Lender may make an
                                            -----------
assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee and which consent shall not be required with respect to an assignment by a Lender to its Affiliate or an assignment by a Lender to another Lender) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form
                             --------------------
attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably
                   --------------
satisfactory to, and acknowledged by, Agent; (ii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $3,000,000; and (iii) include a payment to Agent of an assignment fee of $3,500 (which fee shall not be payable with respect to an assignment by a Lender to its Affiliate or an assignment by a Lender to another Lender). In the case of an assignment by a Lender under this Section 9.1, the
                                                              -----------
assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held
        --------------
by it and such Lender's rights under this Agreement and the other Loan
Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13,
                                                             -----------------
1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall
----------     ---
give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c)  Except as expressly provided in this Section 9.1, no Lender
                                                    -----------
shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each US Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as
                                                                  -----------
reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each US Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in
Section 3.4(c).
--------------

          (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.
                                               ------------

          (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an
           ---------------
"SPC"), identified as such in writing by the Granting Lender to Agent and
 ---
Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g)
                                                                --------------
may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

          9.2  Appointment of Agent.  GE Capital is hereby appointed to act on
               --------------------
behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of
                                   -----------
Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

          9.3  Agent's Reliance, Etc.  Neither Agent nor any of its Affiliates
               ---------------------
nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4  GE Capital and Affiliates.  With respect to its Commitments
               -------------------------
hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.
GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. No Lender identified on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to a Lender as such. Without limiting the foregoing, no Lender so identified as a "syndication agent" or "documentation agent"shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          9.5  Lender Credit Decision.  Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents
                                        --------------
and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6  Indemnification.  Lenders agree to indemnify Agent (to the extent
               ---------------
not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

          9.7  Successor Agent.  Agent may resign at any time by giving not less
               ---------------
than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided
                                                                       --------
that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall
                                                                ---------
inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

          9.8  Setoff and Sharing of Payments.  In addition to any rights now or
               ------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or
               --------------
from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16).
                                               ---------------------------
Borrower and each Guarantor agrees, to the fullest extent permitted by law, that
(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9  Advances; Payments; Non-Funding Lenders; Information; Actions in
               ----------------------------------------------------------------
Concert.
-------

          (a)  Advances; Payments.
               ------------------

                    (i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the
                        -------
requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the first Business Day after receipt from Borrower of any payment of principal, interest and Fees or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or
          ---------------
telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or
 ------------------
failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H
                                                                       -------
or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b)  Availability of Lender's Pro Rata Share.  Agent may assume that
               ---------------------------------------
each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving

Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this
                                            --------------
Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c)  Return of Payments.
               ------------------

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d)  Non-Funding Lenders.  The failure of any Non-Funding Lender to
               -------------------
make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or
                      ------------
purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e)  Dissemination of Information.  Agent shall use reasonable efforts
               ----------------------------
to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements to
Lenders in accordance with Annex E hereto and agree that Agent shall have no
                           -------
duty to provide the same to Lenders.

          (f)  Actions in Concert.  Anything in this Agreement to the contrary
               ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.  SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns.  This Agreement and the other Loan
               ----------------------
Documents shall be binding on and shall inure to the benefit of each Credit Party signatory hereto, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.
No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement.  The Loan
               ---------------------------------------------
Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee
             ------------
letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2 Amendments and Waivers.
               ----------------------

          (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Agent and Requisite Lenders, including those lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iii)) or final maturity
                                     ------------------------
date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit the Credit Parties to sell or otherwise dispose of, all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) except as otherwise permitted herein, release any Guarantor of its obligations under a Guaranty; (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and
(viii) amend or waive this Section 11.2 or the definitions of the terms
                           ------------
"Requisite Lenders" insofar as such definition affect the substance of this
Section 11.2.  Furthermore, no amendment, modification, termination or waiver
------------
affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding
                                                   ------------
upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):
                          ---------------

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being
                  ----------        ----------------------------
referred to as a "Non-Consenting Lender"), or
                  ---------------------

               (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

          (d) then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations and other than any Rate Management Obligations that, at such time, are allowed by the applicable Rate Management Provider to remain outstanding and are not required to be cash collateralized pursuant to the provisions of Section 1.18), termination of the Commitments and
                              ------------
a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3 Fees and Expenses.  Borrower shall reimburse Agent (and, with
               -----------------
respect to clauses (c) and (d) below, all Lenders) for all fees, costs and
           -------------------
expenses, including the reasonable fees, costs and expenses of counsel, consultants or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

          (b) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (f)  efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable
                         -----------------------
attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of
                                                           ------------
which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver.  Agent's or any Lender's failure, at any time or
               ---------
times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings,
                                    ------------
agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

          11.5 Remedies.  Agent's and Lenders' rights and remedies under this
               --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 Severability.  Wherever possible, each provision of this
               ------------
Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

          11.7 Conflict of Terms.  Except as otherwise provided in this
               -----------------
Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 Confidentiality.  Agent and each Lender agree to use commercially
               ---------------
reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide
                                           ------------
assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a)
                                                                   ----------
above); (c) as required or requested by any Governmental Authority or reasonably
-----------
believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; (f) that ceases to be confidential through no fault of Agent or any Lender; (g) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Credit Parties and the Loans is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential; (h) to a Person that is a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization; and (i) to a nationally recognized rating agency that requires access to information regarding the Credit Parties and the Loans in connection with ratings issues with respect to a Securitization.

          11.9 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF
               -------------
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF

THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY
--------
APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE
                 --------  -------
DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND
                                                      ----- --- ----------
HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
         -------
COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          11.10 Notices.  Except as otherwise provided herein, whenever it is
                -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c)
                                                             -------------
1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile
                              -------
number) as may be
substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in
                                             -------
no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11 Section Titles.  The Section titles and Table of Contents
                --------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12 Counterparts.  This Agreement may be executed in any number of
                ------------
separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
                --------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14 Press Releases and Related Matters.  Each US Credit Party
                ----------------------------------
executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure (other than disclosure of the fact that GE Capital is the Agent under this Agreement and the filing of Loan Documents with the Securities and Exchange Commission, in each case, to the extent required under applicable law). Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          11.15 Reinstatement.  This Agreement shall remain in full force and
                -------------
effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16 Advice of Counsel.  Each of the parties represents to each other
                -----------------
party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.
              -----------------------

          11.17 No Strict Construction.  The parties hereto have participated
                ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          11.18 Judgment Currency.
                -----------------

          (a) If for the purposes of obtaining or enforcing judgment in any court in any jurisdiction it is necessary to convert a sum due hereunder or under the Notes or under any other Loan Document in any currency (the "Original
                                                                       --------
Currency") into another currency (the "Other Currency") the parties hereto
--------                               --------------
agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the Original Currency with the Other Currency at 11:00 A.M., New York city time, on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of Credit Party in respect of any sum due in the Original Currency from it to any Lender or Agent hereunder or under the Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or Agent (as the case may be) in the Original Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or Agent (as the case may be) in the Original Currency, such Lender or Agent (as the case may be) agrees to remit to such Credit Party such excess.

          11.19 Subordination.
                -------------

          (a) Each US Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys' fees and any other sum, obligation or liability owing by any other Credit Party to such US Credit Party, including any intercompany trade payables or royalty or licensing fees (collectively, the "Intercompany
                                                          ------------
Obligations"), is subordinated, to the extent and in the manner provided in this
-----------
Section 11.19, to the prior payment in full of all Obligations (herein, the
-------------
"Senior Obligations") and that the subordination is for the benefit of Agent and
-------------------
Lenders, and Agent may enforce such provisions directly.

          (b) Each US Credit Party executing this Agreement hereby (i) authorizes Agent to demand specific performance of the terms of this Section
                                                                     -------
11.19, whether or not any other Credit Party shall have complied with any of the
-----
provisions hereof applicable to it, at any time when such US Credit Party shall have failed to comply with any provisions of this Section 11.19 which are
                                                  -------------
applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (c) Upon any distribution of assets of any US Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) Agent and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any US Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

               (ii) Any payment or distribution of assets of any US Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this Section
                                                                       -------
11.19(c), shall be paid by the liquidating trustee or agent or other Person
--------
making such payment or distribution directly to Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent and Lenders.

               (iii) In the event that notwithstanding the foregoing provisions of this Section 11.19(c), any payment or distribution of assets of any US Credit
        ----------------
Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent and Lenders.

          (d) No right of Agent and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              BORROWER

                              MEASUREMENT SPECIALTIES, INC.


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Agent and as Lender

                              By: ___________________________________
                                    Duly Authorized Signatory



                              WACHOVIA BANK, NATIONAL ASSOCIATION, as
                              Syndication Agent and as Lender



                              By: ______________________________
                                    Duly Authorized Signatory



                              JPMORGAN CHASE BANK, N.A., as Documentation Agent and as Lender



                              By: ______________________________
                                    Duly Authorized Signatory

          The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.



                                        IC SENSORS INC.

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        ELEKON INDUSTRIES USA, INC.

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        ENTRAN DEVICES, INC.

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        ENTRAN DEVICES LLC
                                        By:  Measurement Specialties, Inc.
                                        As sole Member and sole Manager

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                        MEASUREMENT SPECIALTIES FOREIGN
                                        HOLDINGS CORPORATION

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                               ANNEX A (RECITALS)
                                        --------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "Account Debtor" means any Person who may become obligated to any
           --------------
Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment tangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.
           ------------------                                      -------

          "Accounts" means all "accounts," as such term is defined in the Code,
           --------
now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

          "Activation Event" and "Activation Notice" have the meanings ascribed
           ----------------------------------------
thereto in Annex C
           -------

          "Advance" means any Revolving Credit Advance.
           -------

          "Affiliate" means, with respect to any Person, (a) each Person that,
           ---------
directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower.  For the purposes of this definition, "control" of a Person shall
                                                    -------
mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term
                                      --------  -------
"Affiliate" shall specifically exclude Agent and each Lender.
 ---------

          "Agent" means GE Capital in its capacity as Agent for Lenders or its
           -----
successor appointed pursuant to Section 9.7.
                                -----------

          "Agreement" means the Credit Agreement by and among Borrower, the
           ---------
other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Appendices" has the meaning ascribed to it in the recitals to the
           ----------
Agreement.

          "Applicable L/C Margin" means the per annum fee, from time to time in
           ---------------------
effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).
                           --------------

          "Applicable Margins" means collectively the Applicable L/C Margin, the
           ------------------
Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

          "Applicable Revolver Index Margin" means the per annum interest rate
           --------------------------------
margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                                                                --------------

          "Applicable Revolver  LIBOR Margin" means the per annum interest rate
           ---------------------------------
from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                                                     --------------

          "Applicable Term Loan Index Margin" means the per annum interest rate
           ---------------------------------
from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).
                                                --------------

          "Applicable Term Loan LIBOR Margin" means the per annum interest rate
           ---------------------------------
from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).
                                                --------------

          "Assignment Agreement" has the meaning ascribed to it in Section
           --------------------                                    -------
9.1(a).
------

          "Bankruptcy Code" means the provisions of Title 11 of the United
           ---------------
States Code, 11 U.S.C. Sec. 101 et seq.

          "Blocked Accounts" has the meaning ascribed to it in Annex C.
           ----------------                                    -------

          "Blocked Account Agreement" has the meaning ascribed to it in Annex C.
           -------------------------                                    -------

           "Borrower" has the meaning ascribed thereto in the preamble to the
            --------
Agreement.

          "Borrower Pledge Agreement" means the Pledge Agreement of even date
           -------------------------
herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

          "Borrowing Availability" means as of any date of determination the
           ----------------------
Maximum Amount less the sum of the aggregate Revolving Loan.
               ----

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banks are required or permitted to be closed in the State New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" means, with respect to any Person, all
           --------------------
expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" means, with respect to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of
           ------------------------
any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" has the meaning ascribed to it Annex B.
           -----------------------                                 -------

          "Cash Equivalents" has the meaning ascribed to it in Annex B.
           ----------------                                    -------

          "Cash Management Systems" has the meaning ascribed to it in Section
           -----------------------                                    -------
1.8.
---

          "Change of Control" means any of the following:  (a) any person or
           -----------------
group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries (except as otherwise permitted by Section 6.1); or (d) ) at any time prior to the 18-month
                       ------------
anniversary of the Closing Date, Frank Guidone shall no longer be Borrower's Chief Executive Officer having substantially the same duties and responsibilities as on the Closing Date, other than by reason of death, disability or termination by Borrower for cause.

          "Charges" means all federal, state, county, city, municipal, local,
           -------
foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in
           -------------
the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

          "Class Action Litigation" means In re: Measurement Specialties, Inc.
           -----------------------
Securities Litigation, 02 Civ. No. 1071 (D.N.J.).

          "Closing Date" means December 17, 2004.
           ------------

          "Closing Date Earnouts" means (i) the earnout amounts payable by
           ---------------------
Borrower under Section 2.2(c) of the Agreement of Purchase and Sale dated as of June 24, 2004 between Borrower and Thomas Dietiker and Wilma Dietiker relating to the sale of the stock of Elekon; (ii) the deferred purchase price and other amounts payable under by Borrower under Section 2.2(b) and (c) of the Stock Purchase Agreement dated as of July 16, 2004 among Borrower, the principal shareholders of Entran Devices and Entran SA relating to the sale of the stock of Entran Devices and Entran SA; and (iii) the deferred Purchase price payable by Borrower under Section 2.2(b) of the Asset Purchase Agreement dated as of July 16, 2004 between Borrower and Encoder Devices, LLC relating to the sale of the assets of Encoder Devices, LLC.

          "Closing Checklist" means the schedule, including all appendices,
           -----------------
exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
   -------

          "Code" means the Uniform Commercial Code as the same may, from time to
           ----
time, be enacted and in effect in the State of New York; provided, that to the
                                                         --------
extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory
        -------- -------
provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the
                                                         ----
Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Security Agreement, and
           ----------
the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

          "Collateral Documents" means the Security Agreement, the Pledge
           --------------------
Agreements, the Guaranties, the Intellectual Property Security Agreement and all similar agreements entered into in favor of the Agent or any person acting on behalf of the Agent guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collection Account" means that certain account of Agent, account
           ------------------
number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

          "Commitment Termination Date" means the earliest of (a) December 17,
           ---------------------------
2009, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible
                        --------------
prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent
                                             -------
reduction of the Commitments to zero dollars ($0).

          "Commitments" means (a) as to any Lender, the aggregate of such
           -----------
Lender's Revolving Loan Commitment and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by
-------
such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (and Term Loan Commitments, which aggregate commitment shall be Thirty Five Million ($35,000,000) on the Closing Date, as to each of clauses (a)
                                                                     -----------
and (b), as such Commitments may be reduced, amortized or adjusted from time to
-------
time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.
           ----------------------                                    -------

          "Concentration Account" has the meaning ascribed to it in Annex C.
           ---------------------                                    -------

          "Contracts" means all "contracts," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement between Agent and (i) the
           --------------
issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

          "Copyright License" means any and all rights now owned or hereafter
           -----------------
acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" means all of the following now owned or hereafter adopted
           ----------
or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means Borrower, and each of its Subsidiaries.
           --------------

          "Default" means any event that, with the passage of time or notice or
           -------
both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).
           ------------                                    --------------

          "Deposit Accounts" means all "deposit accounts" as such term is
           ----------------
defined in the Code, now or hereafter held in the name of any Credit Party.

          "Disbursement Accounts" has the meaning ascribed to it in Annex C.
           ---------------------                                    -------

          "Disclosure Schedules" means the Schedules prepared by Borrower and
           --------------------
denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the
               ----------------------------------------
Agreement.

          "Documents" means any "documents," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" means lawful currency of the United States of
           -------      -
America.

          "Dollar Equivalent Amount" means with respect to any currency (other
           ------------------------
than Dollars) as of any date of determination, the equivalent amount of such currency expressed in Dollars as determined by Agent on such date on the basis of the spot rate for the purchase of such currency with Dollars as quoted to the Agent's foreign exchange office (or the foreign exchange office of a bank designated by the Agent) on the date two Business Days prior to such date of determination.

          "Domestic Subsidiaries" means all Subsidiaries incorporated or
           ---------------------
organized under the laws of the United States of America, any state thereof or the District of Columbia.

          "Earnouts" means the Humirel Earn-Out, the Closing Date Earn-Outs, and
           --------
any other "earnouts", deferred purchase price or similar obligations incurred in connection with any acquisition. For all purposes of this Agreement, on any date, the amount of the Humirel Earn-Out, the Closing Date Earn-Outs, and any other Earnout Payments shall be the amount reasonably expected at the time of determination to be paid or payable in the future, as reasonably determined by Agent based upon Borrower's most recent projections of financial performance delivered to Agent.

          "EBITDA" means, with respect to any Person for any fiscal period,
           ------
without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of
                                                            -----
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i)
                                                         ----
any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, in determining consolidated net income of a Person there shall be included the income (or deficit) of any other Person (including any Target acquired pursuant to Permitted Acquisition) accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, or acquired by purchase of assets by, such Person or any of such Person's Subsidiaries, as determined to the reasonable satisfaction of Agent; provided that (x) the portion of EBITDA attributable to
                       --------
the Humirel Acquisition and the acquisitions of the stock of Elekon, Entran Devices and Entran SA and the assets of Encoder Devices, LLC shall be as set forth on Annex F for periods prior to the closing date of the applicable
         -------
acquisition, and (y) such EBITDA amounts with respect to Targets acquired after the Closing Date pursuant to a Permitted Acquisition shall be determined in accordance with Section 6.1(vii)(D) to the satisfaction of Agent. For purposes
                -------------------
of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (8) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Elekon" means Elekon Industries USA, Inc., a Delaware corporation.
           ------

          "Elekon Seller Note" means, collectively, (i) the Non Negotiable
           ------------------
Promissory Note dated as of June 24, 2004 made by Borrower in favor of Thomas Dietiker and Wilma Dietiker in the original principal amount of $2,400,000, (ii) the Non Negotiable Promissory Note dated as of June 24, 2004 made by Borrower in favor of Vinod Ramnani in the original principal amount of $400,000, and (iii) the Non Negotiable Promissory Note dated as of June 24, 2004 made by Borrower in favor of Jay Patel in the original principal amount of $200,000.

          "Entran Devices" means Entran Devices, Inc., a New York corporation.
           --------------

          "Entran Military" means Entran Military Products, Inc., a New Jersey
           ---------------
corporation.

          "Environmental Laws" means all applicable federal, state, local and
           ------------------
foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sec.Sec. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation
              -------    ------
Authorization Act of 1994 (49 U.S.C. Sec.Sec. 5101 et seq.); the Federal
                                                   -------
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sec.Sec. 136 et seq.); the
                                                                   -------
Solid Waste Disposal Act (42 U.S.C. Sec.Sec. 6901 et seq.); the Toxic Substance
                                                  -------
Control Act (15 U.S.C. Sec.Sec. 2601 et seq.); the Clean Air Act (42 U.S.C.
                                     -------
Sec.Sec. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.
              -------
Sec.Sec. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.
              -------
Sec.Sec. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sec.Sec.
             -------
300(f) et seq.), and any and all regulations promulgated thereunder, and all
       -------
analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all
           -------------------------
liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations,
           ---------------------
certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade
           ---------------
or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA
           -----------
Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the revocation or threatened revocation of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" means a Plan that is intended to satisfy the requirements of
           ----
Section 4975(e)(7) of the IRC.

          "European Reorganization" means the transactions or series of
           -----------------------
transaction in form and substance satisfactory to Agent pursuant to which Borrower shall (i) organize a new entity under the laws of the Cyprus ("Cyprus Holdings"), all of the Stock of which is directly owned by Kenabell Holding and which directly owns all of the Stock of Measurement Limited, a Cayman Islands company, and MSI Sensor (Asia) Limited, a Hong Kong company, (ii) transfer all of the Stock of Entran SA to Cyprus Holdings, and (iii) cause Entran Devices to merge with and into Entran Devices LLC, with Entran Devices LLC as the surviving entity.

          "Event of Default" has the meaning ascribed to it in Section 8.1.
           ----------------                                    -----------

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29
           ------------------------
U.S.C. Sec.201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate equal to the
           ------------------
weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System.

          "Fees" means any and all fees payable to Agent or any Lender pursuant
           ----
to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the financial covenants set forth in Annex
           -------------------                                             -----
G.
-

          "Financial Statements" means the consolidated and consolidating income
           --------------------
statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.
                -----------     -------

          "Fiscal Month" means any of the monthly accounting periods of
           ------------
Borrower.

          "Fiscal Quarter" means any of the quarterly accounting periods of
           --------------
Borrower, ending on March 31, June 30, September 30 and December 31of each year.

          "Fiscal Year" means any of the annual accounting periods of Borrower
           -----------
ending on March 31 of each year.

          "Fixed Charges" means, with respect to any Person for any fiscal
           -------------
period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) taxes paid in cash during such period.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for
           ---------------------------
any fiscal period, the ratio of EBITDA, less Capital Expenditures, to Fixed
Charges.   In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

          "Fixtures" means all "fixtures" as such term is defined in the Code,
           --------
now owned or hereafter acquired by any Credit Party.

          "Foreign Subsidiaries" means all Subsidiaries that are not Domestic
           --------------------
Subsidiaries.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America, consistently applied, as such term is further defined in Annex G to the Agreement.
-------

          "GE Capital" means General Electric Capital Corporation, a Delaware
           ----------
corporation.

          "GE Capital Fee Letter" means that certain letter, dated as of the
           ---------------------
Closing Date, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital and other matters.

          "General Intangibles" means "general intangibles," as such term is
           -------------------
defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means any "goods" as defined in the Code, now owned or
           -----
hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of
           -----------------------
such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any
                                                     ------------------
other Person (the "primary obligor")
                   ---------------
in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, collectively, any guaranty executed by any
           ----------
Guarantor in favor of Agent and Lenders in respect of the Obligations.

          "Guarantors" means each US Credit Party, other than Borrower, and each
           ----------
other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" means any substance, material or waste that is
           ------------------
regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Humirel" means Humirel, a societe anonyme incorporated under the laws
           -------
of France.

           "Humirel Acquisition" means the acquisition of all of all of the
            -------------------
Stock of Humirel pursuant to the Humirel Acquisition Agreement.

          "Humirel Acquisition Agreement" means the Share Purchase Agreement
           -----------------------------
dated December 17, 2004 among the Humirel Sellers and Borrower, as buyer.

          "Humirel Acquisition Documents" means the Humirel Acquisition
           -----------------------------
Agreement and all other agreements or instruments executed in connection with the Humirel Acquisition.

           "Humirel Earnout" means the "Earn-Out Payment" payable  by Borrower
            ---------------
under Section 3.1 of the Humirel Acquisition Agreement on the second anniversary of the closing date of the Humirel Acquisition.

          "Humirel Sellers" means the Allier sellers party to the Humirel
           ---------------
Acquisition Agreement, the individual sellers party to the Humirel Acquisition Agreement, FCPR Banexi Ventures 2, Sud Quest Capital Risque Innovation, L'institut Regional de Developpement de Mid-Pyrenees and the other Sellers (as defined in the Humirel Acquisition Agreement).

          "IC Sensors" means IC Sensors, Inc., a California corporation.
           ----------

          "Indebtedness" means , with respect to any Person, without duplication
           ------------
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Earnouts payable by such Person, (f) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect o the Closing Date) of future rental payments under all synthetic leases, (g) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (h) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (i) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (j) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section
           -----------------------                                    -------
1.13.
----

          "Indemnified Person" has the meaning ascribed to it in Section 1.13.
           ------------------                                    ------------

          "Index Rate" means, for any day, a floating rate equal to the higher
           ----------
of (i) the rate publicly quoted from time to time by The Wall Street Journal as
                                                     -----------------------
the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the
                       -----------------------
type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum.   Each change in any
interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by
           ---------------
reference to the Index Rate.

          "Instruments" means all "instruments," as such term is defined in the
           -----------
Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents,
           ---------------------
Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Intellectual Property Security Agreement" means the Intellectual
           ----------------------------------------
Property Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable US Credit Party.

          "Intermediate Holdings" means Measurement Specialties Foreign Holdings
           ---------------------
Corporation, a Delaware corporation.

          "Intercompany Notes" has the meaning ascribed to it in Section 6.3.
           ------------------                                    -----------

          "Interest Expense" means, with respect to any Person for any fiscal
           ----------------
period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first
           ---------------------
Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that,
                                                                --------
in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date"
                                                          ---------------------
with respect to any interest that has then accrued under the Agreement.

          "Inventory" means any "inventory," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

          "Investment Property" means all "investment property" as such term is
           -------------------
defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all
commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" means the Internal Revenue Code of 1986, as amended, and all
           ---
regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.
           ---

          "Kenabell Holding" means Kenabell Holding Limited, a British Virgin
           ----------------
Islands company.

          "L/C Issuer" has the meaning ascribed to it in Annex B.
           ----------                                    -------

          "L/C Sublimit" has the meaning ascribed to in it Annex B.
           ------------                                    -------

          "Lenders" means GE Capital, the other Lenders named on the signature
           -------
pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations (other than Rate Management Obligations), such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.
           --------------------                                    -------

          "Letter of Credit Obligations" means all outstanding obligations
           ----------------------------
incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit.
                                -------
The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

          "Letter-of-Credit Rights" means "letter-of-credit rights" as such term
           -----------------------
is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Letters of Credit" means documentary or standby letters of credit
           -----------------
issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "LIBOR Business Day" means a Business Day on which banks in the City
           ------------------
of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by
           ----------
reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period
           ------------
commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating
                --------------  --------
to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest
           ----------
determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b)  a number equal to 1.0 minus the aggregate (but without
                                     -----
     duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

          "License" means any Copyright License, Patent License, Trademark
           -------
License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 3.13.
           ----------                                    ------------

          "Loan Account" has the meaning ascribed to it in Section 1.12.
           ------------                                    ------------

          "Loan Documents" means the Agreement, the Notes, the Collateral
           --------------
Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Loan and the Term Loan.
           -----

          "Lock Boxes" has the meaning ascribed to it in Annex C.
           ----------                                    -------

          "Margin Stock" has the meaning ascribed to it in Section 3.10.
           ------------                                    ------------

           "Master Documentary Agreement" means the Master Agreement for
            ----------------------------
Documentary Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

          "Master Standby Agreement" means the Master Agreement for Standby
           ------------------------
Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as Issuer.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or financial or other condition of Borrower, the US Credit Parties considered as a whole or the Credit Parties considered as a whole, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount
           --------------
equal to the Revolving Loan Commitment of all Lenders as of that date.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Non-Funding Lender" has the meaning ascribed to it in Section
           ------------------                                    -------
9.9(a)(ii).
----------

          "Notes" means, collectively, the Revolving Notes and the Term Notes.
           -----

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
           ---------------------------------
Section 1.5(e).
--------------

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
           ----------------------------------
Section 1.1(a).
--------------

          "Obligations" means (a) all loans, advances, debts, liabilities and
           -----------
obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents, and (b) all Rate Management Obligations. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Patent License" means rights under any written agreement now owned or
           --------------
hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Credit Party now
           -------
holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "Permitted Acquisition" has the meaning ascribed to it in Section 6.1.
           ---------------------                                    -----------

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.
           ------------

          "Permitted Encumbrances" means the following encumbrances: (a) Liens
           ----------------------
for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or
                                                --------------
deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $ 50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other
      --------------
restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and
(j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the
                                    -------------------    -----------
Agreement.

          "Permitted Investments" means the following (i) marketable direct
           ---------------------
obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time
                                                     ------------
deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan," as defined in
           ----
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

          "Pledge Agreements" means the pledge agreement or agreements of even
           -----------------
date herewith executed by the US Credit Parties in favor of Agent, on behalf of itself and Lenders, pledging all Stock of the Domestic Subsidiaries, and 66% of the Stock of the Foreign Subsidiaries (including such pledge or other agreements under the laws of the jurisdiction of organization of such Foreign Subsidiary as Agent may require to grant a valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Permitted Encumbrances), if any, and all Intercompany Notes owing to or held by it, and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

          "Prior Lender" means Bank of America Business Capital (formerly known
           ------------
as Fleet Capital Corporation).

          "Prior Lender Obligations" means all loans and other liabilities and
           ------------------------
obligations to the Prior Lender under the Loan and Security Agreement dated as of January 31, 2003 among Borrower, IC Sensors and the Prior Lender, as amended.

          "Proceeds" means "proceeds," as such term is defined in the Code,
           --------
including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

           "Pro Forma" means the unaudited consolidated and consolidating
            ---------
balance sheet of Borrower and its Subsidiaries as of September 30, 2004 after giving pro forma effect to the Related Transactions.
       --- -----

          "Projections" means Borrower's forecasted consolidated and
           -----------
consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means with respect to all matters relating to any
           --------------
Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1,
                                                                 -----------
(c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Plan" means a Pension Plan that is intended to be
           --------------
tax-qualified under Section 401(a) of the IRC.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender
           ------------------
and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

          "Rate Management  Obligations" means all obligations of any Credit
           ----------------------------
Party to any Lender or any Affiliate of any Lender under any commodity purchase or option agreements or other commodity price hedging arrangements or under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of such Credit Party arising from fluctuations in currency values or interest rates, in each case, which (a) are permitted under the Agreement and disclosed to Agent, and (b) do not have a term or maturity which is later than the Commitment Termination Date.

          "Rate Management  Provider" means any Lender or any Affiliate of any
           -------------------------
Lender to which any Credit Party has any outstanding Rate Management
Obligations.

          "Ratable Share" has the meaning ascribed to it in Section 1.1(b).
           -------------                                    --------------

          "Real Estate" has the meaning ascribed to it in Section 3.6.
           -----------                                    -----------

          "Refinancing" means the repayment in full by Borrower of the Prior
           -----------
Lender Obligations on the Closing Date.

          "Related Transactions" means the initial borrowing under the Revolving
           --------------------
Loan and the Term Loan on the Closing Date, the Humirel Acquisition, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents, the Humirel
           ------------------------------
Acquisition Documents and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission,
           -------
leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the
           -----------------
Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans; provided that so
                                                               --------
long as there are only two Lenders (a Lender and any Affiliates thereof which are also Lenders shall be treated a single Lender for purposes of this proviso), Requisite Lenders must include both such Lenders.

          "Restricted Payment" means, with respect to any Credit Party (a) the
           ------------------
declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; and (f) any payment, loan, contribution, or other transfer of funds or other property (including any management fees or other fees of a similar nature) to any Stockholder of such Credit Party, except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party and which are approved by the disinterested directors of Borrower.

          "Retiree Welfare Plan" means, at any time, a Welfare Plan that
           --------------------
provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" has the meaning ascribed to it in Section
           ------------------------                                    -------
1.1(a)(i).
---------

          "Revolving Lenders" means, as of any date of determination, Lenders
           -----------------
having a Revolving Loan Commitment.

          "Revolving Loan" means, at any time, the sum of (i) the aggregate
           --------------
amount of Revolving Credit Advances outstanding to Borrower plus (ii) the
                                                            ----
aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Loan Commitment" means (a) as to any Revolving Lender, the
           -------------------------
aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement
                                                      -------
or in the most recent Assignment Agreement executed by such Revolving Lender and
(b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).
           --------------                                    ------------------

          "Securitization" means a public or private offering by a Lender or any
           --------------
of its direct or indirect Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans.

          "Security Agreement" means the Security Agreement of even date
           ------------------
herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

          "SEC Investigation" means the formal investigation of Borrower
           -----------------
commenced in June, 2002 by the Division of Enforcement of the Securities and Exchange Commission relating to Borrower's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001.

          "Senior Indebtedness" means any Indebtedness other than Subordinated
           -------------------
Debt, Subordinated Earnouts, the Elekon Seller Note, the Closing Date Earnouts and the Humirel Earnout.

          "Senior Leverage Ratio" means, as of any date of determination ,with
           ---------------------
respect to Borrower, on a consolidated basis, the ratio of (a) Senior Indebtedness as of such date of determination, to (b) EBITDA for the twelve months ending on such date of determination.

          "Software" means all "software" as such term is defined in the Code,
           --------
now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability and any rights of contribution or subrogation that would arise if such liabilities were actually paid.

          "Stock" means all shares, options, warrants, general or limited
           -----
partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock
           -----------
of such Person.

          "Subordinated Debt" means any unsecured Indebtedness of any Credit
           -----------------
Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subordinated Earnouts" means any unsecured Indebtedness consisting of
           ---------------------
Earnouts which are subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ----------
which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

          "Supporting Obligations" means all "supporting obligations" as such
           ----------------------
term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

          "Target" has the meaning ascribed to it in Section 6.1.
           ------                                    -----------

          "Taxes" means taxes, levies, imposts, deductions, Charges or
           -----
withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of

Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

          "Termination Date" means the date on which (a) the Loans have been
           ----------------
indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall not have
                                     -------
any further right to borrow any monies under the Agreement.

          "Term Lenders" means those Lenders having Term Loan Commitments.
           ------------

          "Term Loan" has the meaning assigned to it in Section 1.1(b)(i).
           ---------                                    -----------------

          "Term Loan Commitment" means (a) as to any Lender with a Term Loan
           --------------------
Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment
                     -------
Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Twenty Million Dollars ($20,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

          "Term Note" has the meaning assigned to it in Section 1.1(b)(i).
           ---------                                    -----------------

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
           -------------
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Total Leverage Ratio" means, as of any date of determination ,with
           --------------------
respect to Borrower, on a consolidated basis, the ratio of (a) Indebtedness as of such date of determination, to (b) EBITDA for the twelve months ending on such date of determination

          "Trademark License" means rights under any written agreement now owned
           -----------------
or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter adopted
           ----------
or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount,
           --------------------------
if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "US Credit Party" means Borrower and its Domestic Subsidiaries.
           ---------------

          "Welfare Plan" means a Plan described in Section 3(i) of ERISA.
           ------------

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All
                                                               -------
other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. For purposes of determining an amount in Dollars outstanding in another currency, the Dollar Equivalent Amount of such currency on the date of any such determination shall be used.

                              ANNEX B (SECTION 1.2)
                                       -----------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                LETTERS OF CREDIT
                                -----------------

          (e)  Issuance.  Subject to the terms and conditions of the Agreement,
               --------
Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C
                                                                            ---
Issuer") for Borrower's account and guaranteed by Agent; provided, that if the
------
L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) TWO MILLION DOLLARS ($2,000,000) (the "L/C Sublimit"),
                                                               ------------
and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

          (f)    (i)  Advances Automatic; Participations.  In the event that
                      ----------------------------------
Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement
                                            --------------
regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated
                       ---------
to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it
                                 ----------------------
shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may

be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

          (g)  Cash Collateral.   If Borrower is required to provide cash
               ---------------
collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then
        ----------------
available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution
      -----------------------
acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B,
                                                                     -------
shall constitute a security agreement under applicable law.

               (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

               (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

               (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

          (h)  Fees and Expenses.  Borrower agrees to pay to Agent for the
               -----------------
benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the
                         --------------------
Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (i)  Request for Incurrence of Letter of Credit Obligations.  Borrower
               ------------------------------------------------------
shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit and a completed application for such Letter of Credit (both of which shall be acceptable to the L/C Issuer). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

          (j)  Obligation Absolute.  The obligation of Borrower to reimburse
               -------------------
Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (k)  Indemnification; Nature of Lenders' Duties.   In addition to
               ------------------------------------------
amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

                              ANNEX C (SECTION 1.8)
                                       -----------

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                             CASH MANAGEMENT SYSTEM
                             ----------------------

          Borrower shall, and shall cause its Domestic Subsidiaries to, establish and maintain the Cash Management Systems described below:

          (a) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") or, at Agent's
                                          ----------
discretion, blocked accounts ("Blocked Accounts") at one or more of the banks
                               ----------------
set forth in Disclosure Schedule (3.19), and shall request in writing and
             --------------------------
otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Domestic Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in Borrower's name or any such Domestic Subsidiary's name and at a bank identified in Disclosure
                                                                ----------
Schedule (3.19) (each, a "Relationship Bank").  On or before the Closing Date,
---------------           -----------------
Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the
 ---------------------
Concentration Account bank for Borrower in Disclosure Schedule (3.19) (the
                                           --------------------------
"Concentration Account Bank") which bank shall be reasonably satisfactory to
 --------------------------
Agent.

          (b) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank
 --------------------                         ---------------------
acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by
                                                          -----------
Borrower in accordance with the provisions of Section 1.4.
                                              -----------

          (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Domestic Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent (each a "Blocked Account Agreement"), which shall become operative on or prior to the
 -------------------------
Closing Date. Each such Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent
 -----------------
at any time at
which a Default or Event of Default has occurred and is continuing (an "Activation Event")), to forward immediately all amounts in each Blocked Account
 ----------------
to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), Borrower shall not, and shall not cause or permit any Domestic Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements; provided that from and after the Closing Date, Borrower shall not, and shall not cause or permit any Domestic Subsidiary thereof to, accumulate or maintain cash in (i) the controlled disbursement accounts (account numbers 80228776, 80228784,and 80228792 listed on Disclosure Schedule (3.19) with Bank of America) as of any
                   --------------------------
date of determination in excess of checks clearing against such accounts as of that date or (ii) the master operating account (account number 94229225705 listed on Disclosure Schedule (3.19) with Bank of America) as of any date of
          --------------------------
determination in excess of (x) so long as no Event of Default has occurred and is continuing, $4,000,000 and (y) so long as any Event of Default has occurred and is continuing, such amount as may be determined by Agent in its discretion. Prior to receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, funds in such master operating account in excess of such maximum amount shall be held in a money market or other account (the "Investment Account") at a bank or other financial institution acceptable to Agent subject to a Blocked Account Agreement or a Control Letter; provided that Borrower shall within five (5) Business Days after the Closing Date, establish the Investment Account and cause the Investment Account to subject to a Blocked Account Agreement or a Control Letter.

          (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a
                               --------------------------
Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have
                                     --------
consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, Borrower or its Domestic Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a Blocked Account Agreement, in form and substance reasonably satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any Blocked Account Agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Domestic Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

          (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and
                                     ------------
allocated) by Agent in accordance with Section 1.11.  In no event shall any
                                       ------------
amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the
                  --------------
benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within 1 Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

          (h) Notwithstanding the foregoing provisions of this Annex C, so long as no Default or Event of Default has occurred and is continuing, Borrower shall not be required to obtain Blocked Account Agreements with respect to the following accounts: (i) Borrower's account 6143200514411 listed on Disclosure
                                                                   ----------
Schedule (3.19) with Scotiabank, provided that no more than $25,000 shall be
---------------
held in such account for more than one Business Day; (ii) Borrower's account 203000908688 listed on Disclosure Schedule (3.19) with Wachovia Bank, provided
  -                    --------------------------
that no more than $10,000 shall be held in such account for more than one Business Day; (iii) the accounts of Entran Devices listed on Disclosure Schedule
                                                             -------------------
(3.19) with Valley National Bank and JPMorgan Chase Bank, N.A., provided that no
------
more than $100,000 in the aggregate shall be held in such accounts for more than one Business Day and all of such accounts shall be closed no later than September 30, 2005; (iv) the accounts of Elekon listed on Disclosure Schedule
                                                           -------------------
(3.19) with Preferred Bank, provided that no more than $20,000 shall be held in
------
account 3620018 for more than one Business Day, no more than $10,000 shall be held in account 3620026 for more than one Business Day and all of such accounts shall be closed no later than September 30, 2005; and (v) account 1115002130500 of Encoder Devices listed on Disclosure Schedule (3.19) with Bank One, provided
                             --------------------------
that no more than $10,000 shall be held in such account for more than one Business Day and such account shall be closed no later than September 30, 2005.

          (i) Notwithstanding the foregoing provisions of this Annex C, Borrower shall not utilize its money market account 22378738 (Galaxy Institutional MMkt Select) and such account shall be closed no later than December 31, 2004.

                            ANNEX D (SECTION 2.1(a))

                                       TO

                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

          In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items
-----------                               --------------
must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):
                                                  -------

          A.   Appendices.  All Appendices to the Agreement, in form and
               ----------
substance satisfactory to Agent.

          B.   Revolving Notes and Term Notes.  Duly executed originals of the
               ------------------------------
Revolving Notes and Term Notes for each applicable Lender, dated the Closing
Date.

          C.   Guaranties.  Guaranties executed by and each US Credit Party in
               ----------
favor of Agent, for the benefit of Lenders.

          D.   Security Agreement.  Duly executed originals of the Security
               ------------------
Agreement, dated the Closing Date executed by and each US Credit Party, and all instruments, documents and agreements executed pursuant thereto.

          E.   Pledge Agreements.  Duly executed originals of each of the Pledge
               -----------------
Agreements executed by Borrower and each of its Domestic Subsidiaries accompanied by (as applicable) (i) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank, (ii) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank, (iii) such documents duly executed by each US Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens, including under the laws of the jurisdictions of organization of Kenabell Holding and (c) as Agent may request in order to perfect its security interests in such Stock and other Collateral.

          F.   Security Interests and Code Filings.  (a) Evidence satisfactory
               -----------------------------------
to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any US Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

          (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any US Credit Party with respect to each location, if any, at which Inventory may be consigned.

          (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by any US Credit Party (including without limitation account 222378738 with Bank of America relating to money market fund investments), (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of any US Credit Party, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any US Credit Party.

          G.   Intellectual Property Security Agreement.  Duly executed
               ----------------------------------------
originals of the Intellectual Property Security Agreement, dated the Closing Date and signed by each US Credit Party, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto, including such documents duly executed by each US Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens, including foreign patent, trademark and copyright filings) as Agent may request in order to perfect its security interests in the Intellectual Property.

          H.   Payoff Letter; Termination Statements.  Copies of a duly executed
               -------------------------------------
payoff letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, providing for (a) delivery of UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each US Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

          I.   Initial Notice of Revolving Credit Advance.  Duly executed
               ------------------------------------------
originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

          J.   Letter of Direction.  Duly executed originals of a letter of
               -------------------
direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

          K.   Cash Management System; Blocked Account Agreements.  Evidence
               --------------------------------------------------
satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently
               -------
being maintained in the manner set forth in such Annex C, together with copies
                                                 -------
of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.
                                                     -------

          L.   Waivers.  Agent, on behalf of Lenders, shall have received
               -------
landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9.
-----------

          M.   Insurance.  Satisfactory evidence that the insurance policies
               ---------
required by Section 5.4 are in full force and effect, together with the
            -----------
endorsements, certifications and reports required by Section 5.4.  Satisfactory
                                                     -----------
evidence that the key man life insurance policy and related assignment required by Section 5.10 are in full force and effect.
   ------------

          N.   Charter and Good Standing.  For each US Credit Party, such
               -------------------------
Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

          O.   Bylaws and Resolutions.  For each US Credit Party, (a) such
               ----------------------
Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

          P.   Incumbency Certificates.  For each US Credit Party, signature and
               -----------------------
incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

          Q.   Opinions of Counsel.  Duly executed originals of opinions of (a)
               -------------------
McCarther & English, LLP, counsel for the Credit Parties, (b) Kuykendall, Johnston, McKee & Butler, P.L.C., Virginia counsel for the Credit Parties, and
(c) Walkers, British Virgin Islands counsel for the Agent, together with any other local or foreign counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

          R.   Accountants' Letters.  A letter from Borrower to its independent
               --------------------
auditors authorizing its independent certified public accountants to communicate with Agent and Lenders in accordance with Section 4.2.
                                          ------------

          S.   Appointment of Agent for Service.  An appointment of McCarther &
               --------------------------------
English, LLP as each US Credit Party's agent for service of process.

          T.   Solvency Certificate. Agent shall have received duly executed
               --------------------
originals of a solvency certificate of Borrower executed on behalf of Borrower by its Chief Executive Officer, dated the Closing Date, satisfactory in form and substance to Agent.

          T.   Fee Letter.  Duly executed originals of the GE Capital Fee
               ----------
Letter.

          U.   Officer's Certificate.  Agent shall have received duly executed
               ---------------------
originals of a certificate of the Chief Executive Officer of Borrower, dated the Closing Date, stating that, since March 31, 2004 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

          V.   Subordination and Intercreditor Agreements.  Agent and Lenders
              -------------------------------------------
shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

          W.   Environmental Reports.  Agent shall have received Phase I
               ---------------------
Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on such Real Estate as Agent may require, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

          X.   Audited Financials; Financial Condition.  Agent shall have
               ---------------------------------------
received the Financial Statements, Projections and other materials set forth in
Section 3.4, certified by Borrower's Chief Executive Officer, in each case in
-----------
form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer of Borrower, based on such Pro Forma and Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

          Y.   Assignment of Representations, Warranties, Covenants, Indemnities
               -----------------------------------------------------------------
and Rights. Agent shall have received a duly executed copy of an Assignment of
----------
Representations,

Warranties, Covenants, Indemnities and Rights in respect of Borrower's rights under the Humirel Acquisition Agreement, which assignment shall be expressly permitted under the Humirel Acquisition Agreement or shall have been consented to by the Humirel Sellers in writing.

          Z.   Master Standby Agreement.  A Master Agreement for Standby Letters
               ------------------------
of Credit between Borrower and GE Capital.

          AA.  Master Documentary Agreement.  A Master Agreement for Documentary
               ----------------------------
Letters of Credit between Borrower and GE Capital.

          BB.  Other Documents.  Such other certificates, documents and
               ---------------
agreements respecting any US Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(a))

                                       TO

                                CREDIT AGREEMENT

          FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
          -------------------------------------------------

          Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

          (a)  Monthly Financials.  To Agent and Lenders, within 30 days after
               ------------------
the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month;
(ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Leverage
                                                                 --------
Certificate") showing the calculations used in compliance with the leverage
-----------
tests set forth in Section 2.2(e) as of the end of such Fiscal Month, and (B)
                   --------------
the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b)  Quarterly Financials.  To Agent and Lenders, within 45 days after
               --------------------
the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance
                                                              ----------
Certificate") showing the calculations used in determining compliance with each
-----------
of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its

Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

          (c)  Operating Plan.  To Agent and Lenders, as soon as available, but
               --------------
not later than 60 days after to the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (d)  Annual Audited Financials. To Agent and Lenders, within 90 days
               -------------------------
after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iii) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e)  Management Letters.  To Agent and Lenders, within 5 Business Days
               ------------------
after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (f)  Intellectual Property. To Agent, at the time of delivery of each
               ---------------------
of the quarterly Financial Statements delivered pursuant to paragraph (b) of this Annex E, a list of any applications for the registration of any Patent,
     -------
Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

          (g)  Default Notices.  To Agent and Lenders, as soon as practicable,
               ---------------
and in any event within 5 Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (h)  SEC Filings and Press Releases.  To Agent and Lenders, promptly
               ------------------------------
upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by Borrower to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (i)  Subordinated Debt and Equity Notices.  To Agent, as soon as
               ------------------------------------
practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within 2 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

          (j)  Supplemental Schedules.  To Agent, supplemental disclosures, if
               ----------------------
any, required by Section 5.6.
                 -----------

          (k)  Litigation.  To Agent in writing, promptly upon learning thereof,
               ----------
notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall.

          (l)  Insurance Notices.  To Agent, disclosure of losses or casualties
               -----------------
required by Section 5.4.
            -----------

          (m)  Lease Default Notices.  To Agent, within 2 Business Days after
               ---------------------
receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

          (n)  Collateral Locations. To Agent, a summary of Collateral by
               --------------------
location and type, accompanied by such supporting documentation, as Agent shall, from time to time, reasonably request.

          (o)  Other Documents.  To Agent and Lenders, such other financial and
               ---------------
other information respecting any Credit Party's business or financial condition or the Collateral or Obligations as Agent or any Lender shall, from time to time, reasonably request.

                                  ANNEX F (EBITDA)

                                         TO

                                  CREDIT AGREEMENT

                      HISTORICAL EBITDA FOR ACQUIRED COMPANIES


-----------------------------------------------------------------------------------
                    EBITDA Contribution From Acquisitions (ProForma)
-----------------------------------------------------------------------------------
   MSI FQ         Q3 2004           Q4 2004           Q1 2005           Q2 2005
-----------------------------------------------------------------------------------
Actual Date  Oct - Dec 2003   Jan - March 2004   Apr - June 2004   July - Sept 2004
-----------------------------------------------------------------------------------
Elekon                   27                101               158                  -
-----------------------------------------------------------------------------------
Entran                  200                200               200                  -
-----------------------------------------------------------------------------------
Encoder                (175)              (150)             (125)                 -
-----------------------------------------------------------------------------------
Humeril                 100                236               236                107
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
    Total                152                387               469               107
-----------------------------------------------------------------------------------

                             ANNEX G (SECTION 6.10)

                                       TO

                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

     (a)  Maximum Capital Expenditures.  Borrower and its Subsidiaries on a
          ----------------------------
consolidated basis shall not make Capital Expenditures during any Fiscal Year which exceed the greater of (i) the lesser of (x) $5,000,000 and (y) 30% of the EBITDA of Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year, and (ii) 20% of the EBITDA of Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year.

     (b)  Minimum Fixed Charge Coverage Ratio.  Borrower and its Subsidiaries
          -----------------------------------
shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.2 to 1.00.

     (c)  Minimum EBITDA.   Borrower and its Subsidiaries on a consolidated
          --------------
basis shall have, at the end of each Fiscal Quarter, either (i) EBITDA for the 12-month period then ended of not less than $18,000,000 ($16,500,000 for the Fiscal Quarter ending December 31, 2004), or (ii) EBITDA for such Fiscal Quarter of not less than $3,750,000.

     (d)  Maximum Total Leverage Ratio.  Borrower and its Subsidiaries on a
          ----------------------------
consolidated basis shall have, at the end of each Fiscal Quarter, a Total Leverage Ratio as of the last day of such Fiscal Quarter of not more than 2.5 to 1.00.

     (e)  Maximum Senior Leverage Ratio.  Borrower and its Subsidiaries on a
          -----------------------------
consolidated basis shall have, at the end of each Fiscal Quarter, a Senior Leverage Ratio as of the last day of such Fiscal Quarter of not more than 2.0 to 1.00.

     (e)  Minimum Humirel Earnout Availability.  Until the Humirel Earnout
          ------------------------------------
Payment Date, Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2005, Humirel Earnout Availability of not less than the sum of (i) the projected amount of the Humirel Earnout Payment as of the end of such Fiscal Quarter (as reasonably determined by Agent), and (ii) $4,000,000.

For purpose of this paragraph (e) the following terms shall be defined as follows:

          "Humirel Earnout Availability" shall mean, as of any date, the sum of:
           ----------------------------
(i) cash and Cash Equivalents on the consolidated balance sheet of Borrower and its Subsidiaries as of such date, (ii) Borrowing Availability as of such date, and (iii) Humirel Projected Excess Cash as of such date.

     "Humirel  Earnout Payment Date" means the second anniversary of the Closing
      -----------------------------
Date.

     "Humirel Projected Excess  Cash"  shall  mean,  as of the end of any Fiscal
      ------------------------------
Quarter,  an  amount  equal  to:

          (i) EBITDA of Borrower and its Subsidiaries for the 12-month period then ended, divided by 4 and then multiplied by the number of quarters remaining after such Fiscal Quarter and until and including the Fiscal Quarter in which the Humirel Earnout Payment Date occurs, multiplied by

          (ii) the applicable Humirel Adjustment Factor for such Fiscal Quarter less

          (iii) the sum of the Fixed Charges (excluding the Humirel Earnout) and Capital Expenditures projected to be incurred or paid by Borrower and its Subsidiaries after such Fiscal Quarter and until and including the Earnout Payment Date.

     "Humirel  Adjustment  Factor"  shall  mean,  for  any  Fiscal  Quarter, the
      ---------------------------
     percentage set forth below opposite such Fiscal Quarter:

                    Fiscal Quarter Ended  Adjustment Factor
                    --------------------  -----------------
                    March 31, 2005                 80%
                    June 30, 2005                  83%
                    September 30, 2005             86%
                    December 31, 2005              89%
                    March 31, 2006                 91%
                    June 30, 2006                  94%
                    September 30, 2006             97%
                    December 31, 2006             100%

     (f)  Minimum Earnout Availability.  After the Humirel Earnout Payment Date
          ----------------------------
(as defined in paragraph (e) above), if at time the Total Leverage Ratio as of the end of any Fiscal Quarter is greater than 2.0 to 1.00 (commencing with the Fiscal Quarter ending December 31, 2006) and any Earnouts are outstanding, Borrower and its Subsidiaries on a consolidated basis shall have, at the end of such Fiscal Quarter, Earnout Availability of not less than the sum of (i) the projected amount of all remaining payments in respect of Earnouts of Borrower and its Subsidiaries as of the end of such Fiscal Quarter (as reasonably determined by Agent), and (ii) $4,000,000.

For purpose of this paragraph (f) the following terms shall be defined as follows:

     "Earnout Availability" shall mean, as of any date, the sum of: (i) cash and
      --------------------
Cash Equivalents on the consolidated balance sheet of Borrower and its Subsidiaries as of such date, (ii) Borrowing Availability as of such date, and
(iii)  Projected  Excess  Cash  as  of  such  date.

     "Projected Excess Cash" shall mean, as of the end of any Fiscal Quarter, an
      ---------------------
amount  equal  to:

          (i) EBITDA of Borrower and its Subsidiaries for the 12-month period then ended, divided by 4 and then multiplied by the number of quarters remaining after such Fiscal Quarter and until and including the Fiscal Quarter in which all then outstanding Earnouts of Borrower and its Subsidiaries will have been paid in full in accordance with the terms thereof occurs, multiplied by

          (ii) the applicable Adjustment Factor for such Fiscal Quarter, less

          (iii) the sum of the Fixed Charges (excluding the Earnouts) and Capital Expenditures projected to be incurred or paid by Borrower and its Subsidiaries after such Fiscal Quarter and until and including the date on which all then outstanding Earnouts of Borrower and its Subsidiaries will have been paid in full in accordance with the terms thereof .

          "Adjustment  Factor"  shall  mean, (i) for the Fiscal Quarter in which
           ------------------
          the Humirel Earnout Payment Date occurs, 80%, and (ii) for each Fiscal Quarter thereafter, the Adjustment Factor for the immediately preceding Fiscal Quarter plus 3%; provided that in no event shall the Adjustment Factor exceed 100%.

     Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required
--------
amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the
 ------------------
promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a
                                               -----------
Financial Covenant contained in this Annex G shall be deemed to have occurred as
                                     -------
of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 9.9(a))

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                       LENDERS' WIRE TRANSFER INFORMATION

Name:          General Electric Capital Corporation
Bank:          Deutsche Bank Trust Company Americas
               New York, New York
ABA #:         021001033
Account #:     50-270-797
Account Name:  GECC/CAF Depository
Reference:     Measurement Specialties, Inc.

Name:          Wachovia Bank, National Association
Bank:          First Union
               Charlotte, North Carolina
ABA #:         053-000-219
Account #:     04659360006116
Attn:          Credit Derivatives
Reference:     Measurement Specialties, Inc.

Name:          JPMorgan Chase Bank, N.A.
Bank:          JPMorgan Chase Bank, N.A.
ABA #:         021000021
Credit To:     Commercial Loan Department
Account #:     323522211
F/F/C:         Measurement Specialties, Inc. - Loan # 0002-2000001612

                             ANNEX I (SECTION 11.10)

                                       TO

                                CREDIT AGREEMENT
                                ----------------

                                NOTICE ADDRESSES
                                ----------------


(A)  If to Agent or GE Capital, at
     General Electric Capital Corporation
     401 Merritt Seven, 2nd Floor
     Norwalk, Connecticut 06856
     Attention: Measurement Specialties, Inc., Managing Director, Portfolio Telecopier No.: 203-229-1432
     Telephone No.: 203-229-1955

     and, with respect to any Default or Event of Default, to:


     Paul, Hastings, Janofsky & Walker LLP
     1055 Washington Boulevard
     Stamford, Connecticut 06901
     Attention: Mario J. Ippolito
     Telecopier No.: 203-674-7620
     Telephone No.: 203-961-7420


     and
     ---


     General Electric Capital Corporation
     401 Merritt Seven, 2nd Floor
     Norwalk, Connecticut 06856
     Attention: Corporate Counsel - GE Commercial & Industrial Finance, Inc. Telecopier No.: 203-229-1991
     Telephone No.: 203-229-1427

(B)  If to any Credit Party, at

     c/o Measurement Specialties, Inc.
     710 Route 46 East, Suite 206
     Fairfield, New Jersey 07004
     Attention: Frank Guidone, Chief Executive Officer
     Telecopier No.:  973-808-1787
     Telephone No.:  973-808-3023

     With a copy to:
     McCarter & English, LLP
     Four Gateway Center
     100 Mulberry street
     P.O. Box 652
     Newark, New Jersey 0710100652
     Attention: Kenneth E. Thompson, Esq.
     Telecopier No.: 973-624-7070
     Telephone No.:  973-622-4444

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)

                                       TO

                                CREDIT AGREEMENT
                                ----------------


                                      Revolving Loan     Term Loan
Lender                                  Commitment       Commitment
------                                  ----------       ----------
General Electric Capital Corporation  $  7,380,952.38  $ 7,619,047.62
Wachovia Bank, National Association      3,333,333.33    6,666,666.67
JPMorgan Chase Bank, N.A.                4,285,714.29    5,714,285.71
                                      ---------------  --------------
       Total                          $ 15,000,000.00  $20,000,000.00

                                                TABLE OF CONTENTS
                                                -----------------

                                                                                                      Page
                                                                                                      ----

1.      AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

        1.1    Credit Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

        1.2    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

        1.3    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

        1.4    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

        1.5    Interest and Applicable Margins . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

        1.6    [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

        1.7    [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

        1.8    Cash Management Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

        1.9    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

        1.10   Receipt of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

        1.11   Application and Allocation of Payments  . . . . . . . . . . . . . . . . . . . . . . . .   8

        1.12   Loan Account and Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

        1.13   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

        1.14   Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

        1.15   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

        1.16   Capital Adequacy; Increased Costs; Illegality . . . . . . . . . . . . . . . . . . . . .  12

        1.17   Single Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

2.      CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        2.1    Conditions to the Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        2.2    Further Conditions to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

3.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

        3.1    Corporate Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . .  16

        3.2    Executive Offices, Collateral Locations, FEIN . . . . . . . . . . . . . . . . . . . . .  16

        3.3    Corporate Power, Authorization, Enforceable Obligations . . . . . . . . . . . . . . . .  16

        3.4    Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . .  17

        3.5    Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

        3.6    Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

        3.7    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

        3.8    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness . . . . . . .  19


                                                       -i-

                                                TABLE OF CONTENTS
                                                -----------------
                                                   (continued)

                                                                                                      Page
                                                                                                      ----

        3.9    Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

        3.10   Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

        3.11   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

        3.12   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

        3.13   No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

        3.14   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

        3.15   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

        3.16   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

        3.17   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

        3.18   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.19   Deposit and Disbursement Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.20   Government Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.21   Customer and Trade Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.22   Agreements and Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.23   Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

        3.24   Humirel Acquisition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

4.      FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

        4.2    Communication with Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

5.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

        5.1    Maintenance of Existence and Conduct of Business  . . . . . . . . . . . . . . . . . . .  25

        5.2    Payment of Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

        5.3    Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

        5.4    Insurance; Damage to or Destruction of Collateral . . . . . . . . . . . . . . . . . . .  25

        5.5    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        5.6    Supplemental Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        5.7    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        5.8    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        5.9    Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases .  30

        5.10   Key Man Life Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                      -ii-

                                                TABLE OF CONTENTS
                                                -----------------
                                                   (continued)

                                                                                                      Page
                                                                                                      ----

        5.11   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

        5.12   Foreign Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

        5.13   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

        5.14   Entran Military . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

        5.15   European Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

6.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

        6.1    Mergers, Subsidiaries, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

        6.2    Investments; Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

        6.3    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

        6.4    Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

        6.5    Capital Structure and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

        6.6    Guaranteed Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

        6.7    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

        6.8    Sale of Stock and Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

        6.9    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.10   Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.11   Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.12   Sale-Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.13   Cancellation of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.14   Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

        6.15   Change of Corporate Name or Location; Change of Fiscal Year . . . . . . . . . . . . . .  38

        6.16   No Impairment of Intercompany Transfers . . . . . . . . . . . . . . . . . . . . . . . .  39

        6.17   No Speculative Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

        6.18   Changes Relating to Humirel Acquisition Agreement . . . . . . . . . . . . . . . . . . .  39

        6.19   Intermediate Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

7.      TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

        7.1    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

        7.2    Survival of Obligations Upon Termination of Financing Arrangements  . . . . . . . . . .  39

8.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

        8.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40


                                                      -iii-

                                                TABLE OF CONTENTS
                                                -----------------
                                                   (continued)

                                                                                                      Page
                                                                                                      ----

        8.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

        8.3    Waivers by Credit Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

9.      ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT  . . . . . . . . . . . . . . . . . . . . .  42

        9.1    Assignment and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

        9.2    Appointment of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

        9.3    Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

        9.4    GE Capital and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        9.5    Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        9.6    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        9.7    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

        9.8    Setoff and Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

        9.9    Advances; Payments; Non-Funding Lenders; Information; Actions in Concert  . . . . . . .  48

10.     SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

        10.1   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

11.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        11.1   Complete Agreement; Modification of Agreement . . . . . . . . . . . . . . . . . . . . .  51

        11.2   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        11.3   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

        11.4   No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

        11.5   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

        11.6   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

        11.7   Conflict of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

        11.8   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

        11.9   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

        11.10  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

        11.11  Section Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

        11.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

        11.13  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

        11.14  Press Releases and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                                      -iv-

                                                TABLE OF CONTENTS
                                                -----------------
                                                   (continued)

                                                                                                      Page
                                                                                                      ----

        11.15  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

        11.16  Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

        11.17  No Strict Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

        11.18  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

        11.19  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                               INDEX OF APPENDICES
                               -------------------
Annex A (Recitals)             -  Definitions
Annex B (Section 1.2)          -  Letters of Credit
         -----------
Annex C (Section 1.8)          -  Cash Management System
         -----------
Annex D (Section 2.1(a))       -  Closing Checklist
         --------------
Annex E (Section 4.1(a))       -  Financial Statements and Projections -
         --------------
                                  Reporting
Annex F (EBITDA)               -  Acquired Subsidiary net income
Annex G (Section 6.10)         -  Financial Covenants
         ------------
Annex H (Section 9.9(a))       -  Lenders' Wire Transfer Information
         --------------
Annex I (Section 11.10)        -  Notice Addresses
         -------------
Annex J (from Annex A-         -  Commitments as of Closing Date
Commitments definition)
Exhibit 1.1(a)(i)              -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)             -  Form of Revolving Note
Exhibit 1.1(b)                 -  Form of Term Note
Exhibit 1.5(e)                 -  Form of Notice of Conversion/Continuation
Exhibit 9.1(a)                 -  Form of Assignment Agreement
Schedule  1.1                  -  Agent's Representatives
Disclosure Schedule  1.4       -  Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1       -  Type of Entity; State of Organization
Disclosure Schedule  3.2       -  Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(a)    -  Financial Statements
Disclosure Schedule  3.4(b)    -  Pro Forma
Disclosure Schedule  3.4(c)    -  Projections
Disclosure Schedule  3.6       -  Real Estate and Leases
Disclosure Schedule  3.7       -  Labor Matters
Disclosure Schedule  3.8       -  Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock
Disclosure Schedule  3.11      -  Tax Matters
Disclosure Schedule  3.12      -  ERISA Plans
Disclosure Schedule  3.13      -  Litigation
Disclosure Schedule  3.15      -  Intellectual Property
Disclosure Schedule  3.17      -  Hazardous Materials
Disclosure Schedule  3.18      -  Insurance
Disclosure Schedule  3.19      -  Deposit and Disbursement Accounts
Disclosure Schedule  3.20      -  Government Contracts
Disclosure Schedule  3.22      -  Material Agreements
Disclosure Schedule  5.1       -  Trade Names
Disclosure Schedule  6.3       -  Indebtedness
Disclosure Schedule  6.4(a)    -  Transactions with Affiliates
Disclosure Schedule  6.7       -  Existing Liens

================================================================================


                                CREDIT AGREEMENT

                         Dated as of December 17, 20004

                                      among

                          MEASUREMENT SPECIALTIES, INC.,

                                  as Borrower,

           THE OTHER CREDIT PARTIES SIGNATORY HERETO FROM TIME TO TIME

                               as Credit Parties,

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                       as Administrative Agent and Lender

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                        as Syndication Agent and Lender,

                           JPMORGAN CHASE BANK, N.A.,

                      as Documentation Agent and as Lender,

                        GECC CAPITAL MARKETS GROUP, INC.,


                                as Lead Arranger


================================================================================